As filed with the Securities and Exchange Commission on December 1, 1998

                                                   Registration No. 333-________
--------------------------------------------------------------------------------

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                  CARDIA, INC.
                 (Name of small business issuer in its charter)


       MINNESOTA                       3842                      41-1923885
(State or jurisdiction     (Primary Standard Industrial       (I.R.S. Employer
  of incorporation or       Classification Code Number)      Identification No.)
     organization)

                               501 EAST HIGHWAY 13
                           BURNSVILLE, MINNESOTA 55337
                                 (612) 890-1123

             (Address and telephone number of registrant's principal
               executive offices and principal place of business)

                                JOSEPH A. MARINO
                                  CARDIA, INC.
                               501 EAST HIGHWAY 13
                           BURNSVILLE, MINNESOTA 55337
                                 (612) 890-1123

            (Name, address and telephone number of agent for service)

                            ------------------------

                          COPIES OF COMMUNICATIONS TO:

                                 PATRICK DELANEY
                               JEFFREY N. SAUNDERS
                           LINDQUIST & VENNUM P.L.L.P.
                                 4200 IDS CENTER
                             80 SOUTH EIGHTH STREET
                              MINNEAPOLIS, MN 55402

                            ------------------------

Approximate date of commencement of proposed sale to the public: AS SOON AS POSSIBLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT

                            ------------------------

If this form is filed to register additional securities, for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement Number of earlier effective Registration Statement for the same offering: [ ]

If this form is a post-effect amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement Number of the earlier effective Registration Statement for the same
offering:                                      [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement Number of the earlier effective Registration Statement
for the same offering:                         [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box:                [ ]

                                      CALCULATION OF REGISTRATION FEE
=================================================================================================================
                                                             PROPOSED        PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES TO BE   AMOUNT TO BE   MAXIMUM OFFERING   AGGREGATE OFFERING      AMOUNT OF
              REGISTERED                   REGISTERED     PRICE PER UNIT           PRICE         REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value                500,000          $0.01                $5,000             $75.17(1)
=================================================================================================================
Common Stock Underlying Rights,
$0.01 par value                              500,000          $1.00              $500,000            $139.00
=================================================================================================================
Rights(2)                                    500,000           -(3)                 -(3)               -(3)
=================================================================================================================

(1) Computed based on the book value of the net assets as of September 30, 1998 contributed to the Registrant in accordance with Rule 457(f)(2) of the Securities Act of 1933, as amended.

(2) One non-transferable right to purchase one share of Common Stock will be issued for each share of Common Stock outstanding.

(3) Pursuant to Rule 457(g)(3), no separate registration fee is required with respect to the Rights.


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

                         -------------------------------

                 SUBJECT TO COMPLETION, DATED DECEMBER 1, 1998

DISTRIBUTION AND
 RIGHTS OFFERING
   PROSPECTUS

                                  CARDIA, INC.

                 DISTRIBUTION OF 375,000 SHARES OF COMMON STOCK

                RIGHTS OFFERING OF 500,000 SHARES OF COMMON STOCK
                                 $1.00 PER SHARE


Cardia, Inc.                                                        We develop, manufacture and intend to market Transcatheter
501 East Highway 13                                                 Closure Devices for the repair of certain cardiac defects in
Burnsville, Minnesota 55337                                         children and adults.  Our products are intended to reduce the need for open heart surgery to correct certain cardiac defects.

THE DISTRIBUTION:                                                   This is the first time Cardia Common Stock will be owned by
Applied Biometrics, Inc. will distribute one share of Cardia,       anyone other than Applied Biometrics, Inc., and no public
Inc. Common Stock for every 11.563 shares of Applied                market currently exists for our shares.
Biometrics, Inc. Common Stock held as of _______ __, 199__.

THE RIGHTS OFFERING:                                                The price in the Rights Offering may not reflect the market
Every person who is a Cardia, Inc. shareholder immediately          price of our shares after the Rights Offering.
after the Distribution will receive the nontransferable right to purchase one additional share of Cardia Common Stock for
each share of Cardia Common Stock he or she owns at a price
of $1.00 per share.

                            Proposed Trading Symbol:

                            OTC Bulletin Board - CRDI

                          ----------------------------

This Investment Involves a High Degree of Risk. You Should Purchase Shares Only If You Can Afford a Complete Loss. See "Risk Factors" Beginning on Page 6 of This Prospectus.

                         -------------------------------

NO VOTE OF SHAREHOLDERS IS REQUIRED IN CONNECTION WITH THE DISTRIBUTION. NO PROXIES ARE BEING SOLICITED. PLEASE DO NOT SEND A PROXY TO CARDIA OR APPLIED BIOMETRICS.

                        --------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        --------------------------------


                 The date of this Prospectus is           , 1999

                              AVAILABLE INFORMATION

         Cardia has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to Cardia Common Stock to be issued in the Distribution and the Rights Offering. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information, reference is made hereby to the Registration Statement and the exhibits thereto. Statements contained herein concerning any documents are not necessarily complete and, in each instance, reference is made to the copies of such documents filed as exhibits to the Registration Statement. Each such statement is qualified in its entirety by such reference. Copies of these documents may be inspected without charge at the principal office of the Commission at 450 5th Street NW, Washington, D.C. 20549, and at the regional offices of the Commission at 7 World Trade Center, Suite 1300, New York, NY 10048, at CitiCorp Center, Suite 1400, 500 West Madison Street, Chicago, IL 60661, and at 5670 Wilshire Blvd., Suite 1100, Los Angeles, CA 90036, and copies of all or any part thereof may be obtained from the Commission upon payment of the charges prescribed by the Commission. Copies of such documents may also be obtained from the Commission's web site (http://www.sec.gov).

         Following the Distribution, Cardia will be required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will file annual, quarterly and other reports with the Commission. The Company will also be subject to the proxy solicitation requirements of the Exchange Act and, accordingly, will furnish audited financial statements to its shareholders in connection with its Annual Meeting of Shareholders.


                        ---------------------------------


         NO PERSON IS AUTHORIZED BY CARDIA TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

                               PROSPECTUS SUMMARY

         This summary is qualified by the more detailed information set forth elsewhere in this Prospectus, which should be read in its entirety, including the discussion of certain factors set forth under "Risk Factors."


                                THE DISTRIBUTION

         Applied Biometrics, Inc., a Minnesota corporation ("ABI"), will make a distribution (the "Distribution") of shares of the Common Stock of Cardia, Inc., a Minnesota Corporation ("Cardia" or the "Company"), to the shareholders of ABI as a dividend. The Distribution is described in more detail below:

         DISTRIBUTING ENTITY. Applied Biometrics, Inc., a Minnesota corporation.

         SHARES TO BE DISTRIBUTED. Approximately 375,000 shares of Common Stock of Cardia, Inc., a Minnesota corporation ("Cardia" or the "Company"), representing 75% of the outstanding shares of Cardia Common Stock, will be distributed to the shareholders of ABI. Immediately prior to the effective date of this Prospectus, Joseph A. Marino, the Chairman and Chief Executive Officer of ABI and Cardia, purchased 25% of the outstanding shares of Cardia Common Stock at a price of $1.00 per share, which is equal to the Subscription Price in the Rights Offering described below.

         DISTRIBUTION RATIO. One share of Cardia Common Stock will be distributed to ABI shareholders for every 11.563 shares of ABI Common Stock held on the Record Date. Fractional shares will be rounded to the nearest whole share. No payment need be made by, or will be accepted from, ABI shareholders for Cardia Common Stock. Furthermore, ABI shareholders will not be required to surrender or exchange ABI Common Stock to receive Cardia Common Stock.

         BACKGROUND OF AND REASONS FOR THE DISTRIBUTION. Cardia has been formed to pursue the further development and commercialization of certain Transcatheter Closure Devices (TCDs). The TCD business is very different from ABI's cardiac output measurement business. The primary purposes of the Distribution are to enable ABI to conserve its liquid assets of approximately $3 million to continue to pursue its cardiac output measurement business, to enable Cardia to raise immediately needed working capital through the Rights Offering of its Common Stock which will immediately follow the Distribution (described below), and to permit ABI's shareholders to participate in both companies. The Distribution is also intended to permit ABI and Cardia each to:

         o adopt strategies and pursue objectives appropriate to its specific business;

         o enable management to concentrate attention and financial resources on its core business;

         o make acquisitions and enter into transactions with strategic partners by issuing its own equity securities;

         o implement incentive compensation arrangements that are more directly based on results of operations of its separate business; and

         o be recognized and evaluated by the financial community as a separate and distinct business.

         BUSINESS STRATEGY OF CARDIA. No significant market currently exists for Cardia's TCDs. Cardia is marketing and selling a TCD for the correction of patent ductus arteriosus (PDA) defects on an experimental basis in Europe. The Company is currently focusing significant development and regulatory approval efforts on a TCD for the correction of patent foramen ovale (PFO) defects in adults. Cardia believes the market for PFO closure devices will be significantly larger than that for PDA closure devices. Initial development and regulatory approval efforts will take place in Europe.

         INITIAL ASSETS OF CARDIA. The initial assets of Cardia will consist of inventory, accounts receivable, fixed assets, intellectual property relating to the TCD business and cash of $125,000. Concurrently with the Distribution, Cardia will commence a Rights Offering which is described in detail below. Joseph A. Marino, the Chairman and Chief Executive Officer of ABI and Cardia, has guaranteed to Cardia that he will purchase the number of shares of Cardia Common Stock necessary to obtain subscriptions for not less than 400,000 shares in the Rights Offering. Accordingly, following the Distribution and the Rights Offering, the minimum beginning shareholders' equity of Cardia will be $670,403.

         RECORD DATE. Close of business on ____________ ____, 199_.

         DISTRIBUTION DATE. As soon as practicable after completion of the Rights Offering described below.

         DISTRIBUTION AGENT. Norwest Bank Minnesota, N.A.

         MAILING OF STOCK CERTIFICATES. Certificates representing the shares of Cardia Common Stock issued in the Distribution will be mailed as soon as practicable after the expiration of the Rights Offering.

         RESULTS OF THE DISTRIBUTION. After the Distribution, Cardia will be an independent publicly held company which will continue to conduct its business as described in this Prospectus. Immediately following the Distribution, ABI shareholders will own 74.5% and Joseph A. Marino will own 25.5% (including shares to be distributed with respect to shares of ABI Common Stock beneficially owned by Mr. Marino), respectively, of the outstanding shares of Cardia Common Stock.

         FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION. An ABI shareholder will be treated as receiving a distribution from ABI in an amount equal to the fair market value of the Cardia Common Stock received. While the following should not be regarded as tax advice to ABI shareholders, and shareholders should obtain advice from their own tax advisors, ABI shareholders will not recognize dividend income as a result of the Distribution unless the fair market value of the Cardia Common Stock received in the Distribution exceeds the aggregate basis of ABI Common Stock held by a shareholder immediately before the Distribution. Any shareholder recognizing such a gain will recognize a gain equal to such excess and the gain will constitute a capital gain if such shareholder's ABI Common Stock with respect to which the Cardia Common Stock is received is held as a capital asset on the date of the Distribution. For those ABI shareholders who do not recognize any gain on the Distribution, the aggregate basis of the shares of ABI Common Stock and Cardia Common Stock held immediately after the Distribution will be the same as the basis of the ABI Common Stock held immediately before the Distribution. That aggregate basis will be first allocated to the Cardia Common Stock in an amount equal to its fair market value on the date of the Distribution. The remaining basis will be allocated to the ABI Common Stock. For those ABI shareholders that do recognize gain on the Distribution, the basis of the Cardia Common Stock held immediately after the Distribution will equal its fair market value on the date of the Distribution and the ABI Common Stock will have a basis of zero. ABI has received the opinion of Lindquist & Vennum P.L.L.P. that ABI will not recognize any income for federal or state income tax purposes by reason of the Distribution.


                               THE RIGHTS OFFERING

         Concurrently with the Distribution, Cardia will commence an offering of its Common Stock to its shareholders (the "Rights Offering"). The Rights Offering is described in more detail below:

         RIGHTS. Simultaneously with the Distribution, Cardia will distribute to its shareholders Rights to purchase an aggregate of approximately 500,000 shares of Cardia Common Stock (the "Underlying Shares"), on the basis of one

Right for each share of Cardia Common Stock held by a shareholder immediately after the Distribution. The exercise of the Rights is irrevocable once made, and no Underlying Shares will be issued until the closing of the Rights Offering. Joseph A. Marino, the Chairman and Chief Executive Officer of ABI and Cardia has advised Cardia that he intends to exercise his Rights to purchase an aggregate of 127,522 shares of Cardia Common Stock and up to an additional 272,478 shares of Cardia Common Stock pursuant to the Standby Subscription Guaranty discussed below.

         RIGHTS RECORD DATE. The Rights Record Date will be              , 1999.
The Rights will be mailed to Cardia shareholders on the Rights Record Date.

         BASIC SUBSCRIPTION PRIVILEGE. Rights Holders are entitled to purchase, at the Subscription Price of $1.00, one share of Cardia Common Stock for each Right held.

         OVER-SUBSCRIPTION PRIVILEGE. Each holder of a Right who elects to exercise his or her Basic Subscription Privilege in full may also subscribe, at the Subscription Price, for Underlying Shares, if any, remaining unissued after satisfaction of all subscriptions pursuant to the Basic Subscription Privilege. The number of Underlying Shares which may be subscribed for by a Holder pursuant to the Oversubscription Privilege may be any number of shares up to the number of shares purchased by a Holder pursuant to his or her Basic Subscription Privilege. If an insufficient number of Underlying Shares is available to satisfy fully all elections to exercise the Oversubscription Privilege, the available Underlying Shares will be allocated on a pro rata basis among holders who exercise the Oversubscription Privilege based on the respective numbers of Underlying Shares subscribed for by such Holders pursuant to the Basic Subscription Privilege. See "The Rights Offering-Subscription Privileges" and "Plan of Distribution."

         STANDBY SUBSCRIPTION GUARANTY. Mr. Marino has provided Cardia a Standby Subscription Guaranty to subscribe, at the Subscription Price, for Underlying Shares remaining unissued, if any, after satisfaction of all subscriptions pursuant to the Basic Subscription Privilege and the Oversubscription Privilege. The Standby Subscription Guaranty is applicable only if less than 400,000 Underlying Shares are subscribed for, and is limited to that number of shares necessary to reach subscriptions for an aggregate of 400,000 Underlying Shares. See "The Rights Offering-The Rights" and "Plan of Distribution."

         SUBSCRIPTION PRICE. The Subscription Price for each share of Cardia Common Stock is $1.00 in cash.

         TRANSFERABILITY OF RIGHTS. The Rights are not transferrable.

         EXPIRATION DATE. The Expiration Date will be the thirtieth day after the Rights Record Date unless extended by Cardia from time to time by the Board of Directors of Cardia ("Board"). See "The Rights Offering- Expiration Date."
If Cardia elects to extend the term of the Rights Offering, it will issue a press release to that effect not later than the first Business Day following the most recently announced Expiration Date. If Cardia elects to extend the term of the Rights Offering by more than 14 calendar days, it will, in addition, cause written notice of such extension to be promptly sent to a Holders of record on the Rights Record Date. After the Expiration Date, the Rights will expire and have no value.

         SUBSCRIPTION AGENT. Norwest Bank Minnesota, N.A.

         RESULTS OF THE RIGHTS OFFERING. If the minimum of 400,000 shares of Cardia Common Stock are purchased in the Rights Offering, Cardia will have 900,000 shares outstanding. If the maximum of 500,000 shares of Cardia Common Stock are purchased, Cardia will have 1,000,000 shares outstanding. Joseph A. Marino will beneficially own a minimum of 255,044 shares following the Rights Offering. Mr. Marino's maximum ownership will depend on the number of Underlying Shares purchased by others in the Rights Offering and the resulting obligation of Mr. Marino to purchase shares pursuant to his Standby Subscription Guaranty.

         FEDERAL INCOME TAX CONSEQUENCES OF RIGHTS OFFERING. Holders of Cardia Common Stock will not recognize taxable income for Federal income tax purposes in connection with the receipt of the Rights. See "Material United States Federal Tax Considerations - Federal Income Taxation of the Rights Offering."


                  BACKGROUND AND VALUATION OF THE DISTRIBUTION

         At a meeting of the Board of Directors of ABI on August 5, 1998, ABI management proposed a spin-off of ABI's TCD business to allow ABI to concentrate its resources on the development of its cardiac output monitoring system. The spin-off would also allow a separate company to raise its own capital on the merits of the TCD business and to focus its efforts and resources on the development of the TCD business. At this meeting, an Independent Committee of the Board of Directors, consisting of Demetre Nicoloff and Jeffrey Green (the "Independent Committee"), was appointed to determine all issues related to the Distribution and Rights Offering.

         The Independent Committee determined, over the course of several meetings of its members and conferences with ABI management and advisors, to spin off the TCD business through a distribution to its shareholders of common stock of Cardia, Inc., a newly-formed subsidiary of ABI into which ABI has transferred the TCD business. After consultation with its advisors and management of ABI, the Independent Committee also approved the sale of 125,000 shares of Cardia Common Stock for $125,000 to Joseph A. Marino, the Chairman and Chief Executive Officer of ABI and Cardia, immediately prior to the Distribution, and the distribution by dividend of 375,000 shares of Cardia Common Stock to ABI shareholders on the basis of one share of Cardia Common Stock for every 11.563 shares of ABI Common Stock outstanding. The Independent Committee concluded that this stock sale and the Distribution were fair and reasonable and in the best interests of ABI and its shareholders. Following the sale of shares to Mr. Marino and the Distribution, there will be 500,000 shares of Cardia Common Stock outstanding.

         The Independent Committee did not obtain a fairness opinion from a third party as to the valuation of Cardia because of the following factors:

         o there is a commonality of interests between the ABI shareholders and the Cardia shareholders;

         o the market capitalization of Cardia immediately after the Distribution is estimated to be $500,000;

         o Cardia is a development stage company that is expected to operate at a loss for the foreseeable future and will require significant additional capital;

         o there are few comparable enterprises useful for valuing a company at Cardia's stage of development; and

         o following the Distribution, ABI will not have to provide capital or credit to Cardia and will not have any continuing risk of liability with respect to Cardia's operations.

         The Independent Committee also concluded that providing the opportunity for Mr. Marino to acquire 125,000 shares of Cardia for $125,000 was fair and reasonable and in the best interests of the shareholders of both ABI and Cardia, based on the following:

         o the $1.00 per share paid by Mr. Marino is equal to the per share valuation of the Distribution and is equal to the per share price of the Rights Offering;

         o Mr. Marino will be a key factor in the development of Cardia's business while continuing to be involved in ABI's business; and

         o the success of the Rights Offering is believed to be dependent on Mr. Marino's involvement as an executive officer and significant shareholder of Cardia and on Mr. Marino's Standby Subscription Guaranty which ensures the purchase of at least 400,000 shares in the Rights Offering.


                                 USE OF PROCEEDS

         Cardia will not receive any proceeds from the Distribution itself. Immediately prior to the Distribution, however, Cardia received $125,000 as a capital investment by Mr. Marino. The net proceeds to be received by Cardia from the Rights Offering depends on the number of Rights exercised and the number of Underlying Shares purchased. If all Rights are exercised, Cardia expects the proceeds available to it from the Rights Offering will be approximately $500,000. The aggregate proceeds from Mr. Marino's investment and the Rights Offering will be used to fund ongoing research and development and for general corporate purposes. Pending their use, proceeds will be invested in short-term high quality commercial paper.

         Mr. Marino has advised Cardia that he will exercise Rights to purchase an aggregate of 127,522 shares of Cardia Common Stock and has guaranteed to Cardia that he will fully exercise his Standby Subscription Guaranty to the extent needed to raise at least $400,000 in the Rights Offering. Cardia does not have a written commitment from any other person to purchase any of the Underlying Shares pursuant to the Rights Offering. Accordingly, no assurances can be given as to the amount of gross proceeds that Cardia will realize from the Rights Offering in excess of the amounts which will be received from Mr. Marino. See "Risk Factors- Commitments to Purchase and -Use of Proceeds."


                                  RISK FACTORS

         Prospective investors should consider the material risks discussed under "Risk Factors," including risks which may arise out of general economic conditions; interest rate levels; financial market performance; the nature of Cardia's business; the regulation and economic characteristics of the medical device industry; the potential impact of governmental regulations on the development, testing, marketing and sale of medical devices; the limited business history of Cardia; the absence of a public market for Cardia Common Stock; Cardia's limited financial resources and lack of future funding commitments; dependence on key employees; risk of limited growth; historic lack of dividends; potential dilution; the institution of anti-takeover measures; the anti-takeover effect of certain provisions of Minnesota Law and Cardia's articles of incorporation and by-laws; and the possible extension of the expiration of the Rights Offering.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. WHEN USED IN THIS PROSPECTUS, THE WORDS OR PHRASES "BELIEVES," "ANTICIPATES," "EXPECTS," "INTENDS," ESTIMATES" OR SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, BUT ARE NOT THE EXCLUSIVE MEANS OF IDENTIFYING SUCH STATEMENTS. THESE FORWARD LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES THAT MAY CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS. IMPORTANT FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM PROJECTIONS INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN "RISK FACTORS," "MANAGEMENT'S PLAN OF OPERATION" AND "BUSINESS," AS WELL AS THOSE DISCUSSED ELSEWHERE IN THIS PROSPECTUS. GIVEN THESE UNCERTAINTIES, YOU SHOULD NOT PLACE UNDUE RELIANCE ON THE FORWARD- LOOKING STATEMENTS. WE DO NOT INTEND TO UPDATE ANY FORWARD-LOOKING STATEMENTS.

                                  RISK FACTORS

         INVESTING IN CARDIA'S COMMON STOCK IS RISKY. YOU SHOULD BE ABLE TO BEAR A COMPLETE LOSS OF YOUR INVESTMENT. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER, AMONG OTHER THINGS, THE FOLLOWING RISK FACTORS IN DECIDING WHETHER TO EXERCISE THE RIGHTS AND INVEST IN CARDIA'S COMMON STOCK.

WE ARE A DEVELOPMENT STAGE COMPANY; OUR PRODUCTS ARE IN DEVELOPMENT

Cardia is in the development stage. We have no significant operating history which you may use to evaluate our business and prospects. Our prospects must be considered in light of the risks, difficulties and uncertainties frequently encountered by companies in an early stage of development. This is particularly significant because the medical device industry is a market in which there is an increasing number of companies, intense competition, and a high failure rate. Therefore, there can be no assurance that we will be able to complete our products under development, that those products will be approved for marketing, that those products will be accepted in the marketplace, or that those products can be sold at a profit. Our business may also be affected significantly by economic, market and regulatory conditions over which we have no control. Consequently, an investment in our Common Stock is highly speculative. We do not guaranty any return on an investment in our Common Stock.

THERE IS NO ESTABLISHED MARKET FOR OUR PRODUCTS

The products Cardia is currently developing are completely new methods of treating cardiac defects. Open heart surgery has been the standard treatment for these defects for many years. We cannot assure that we will be able to establish a market for our products under development or that the market will be significant. If we are not able to establish a significant market for our products under development, we may not become profitable.

WE ARE SUBJECT TO EXTENSIVE GOVERNMENT REGULATION

A significant factor in developing and marketing our proposed products, and in our ongoing manufacturing and research and development activities, is governmental regulation in the United States and other countries. In Europe, where we are currently conducting clinical trials, we have obtained ISO 9001 certification but we need to obtain CE Mark certifications to effectively market our TCDs. We have to undertake rigorous clinical and mechanical testing of our products before we can submit applications for these certifications. We cannot guaranty that CE Mark certifications will be granted on a timely basis, or at all.

In the United States, our products under development are considered to be medical devices, and they require clearance or approval by the United States Food and Drug Administration (the "FDA") before commercial sales can be made in the United States. FDA regulations cover such things as manufacturing practices, the conduct of clinical investigations, pre-market approval, record keeping and reporting requirements, and labeling. Our ability to obtain FDA clearance or approval for our proposed products varies based on the nature and use of the product. The process can involve lengthy and detailed laboratory and clinical testing and sampling, and other costly and time-consuming procedures. Our products under development will require compliance with the FDA's Class III device regulations. This means that we have to demonstrate to the FDA that our proposed products are safe and effective before we can engage in commercial distribution. We will have to obtain an Investigational Device Exemption ("IDE") for our products before we can commence U.S. clinical trials. An IDE is required to gather data so that we can obtain FDA approval of a Premarket Approval Application ("PMA") for that product. We cannot guaranty that an IDE will be granted on a timely basis, or at all. We also cannot guaranty that our PMA will be approved on a timely basis or at all. If our IDE and PMA filings are not approved on a timely basis, or we do not receive approval at all, we could experience reduced revenues and possible losses. See "Business-Government Regulation."

The FDA also imposes post-marketing controls on us and our products. These controls include good manufacturing practice regulations, reporting and other requirements. If we fail to meet these extensive FDA requirements, we and our employees could be exposed to injunctions, fines, recalls or seizures of products, total or partial suspension of production, distribution, sales and marketing, suspension or withdrawal of existing product approvals or clearances, refusals to approve or clear new applications or notices, and criminal prosecution. See "Business-Government Regulation."

If we sell our medical devices outside the United States or Europe, we will be subject to United States export requirements and foreign regulatory requirements. Each country, other than members of the European Union (EU), has different legal restrictions on the sale of imported medical devices. These restrictions may expose us to requirements and time frames that are very different from those required for CE Mark certification or FDA approval. We cannot guaranty that we will be able to obtain regulatory approvals or clearances for the sale of our products under development in foreign countries. See "Business-Government Regulation."

WE HAVE A HISTORY OF OPERATING LOSSES; OUR FUTURE PROFITABILITY AND LIQUIDITY IS UNCERTAIN

Our business incurred a net operating loss of $457,866 in fiscal year 1997. Through September 30, 1998 we have incurred a net loss of approximately $614,367. As of September 30, 1998, our cumulative losses since inception are $1,072,233. Our losses have resulted principally from expenses incurred in research and development and general, selling and administrative expenses. These expenses have exceeded our revenues. Because these losses were incurred prior to the time Cardia was incorporated, they are not reflected on our balance sheet. We have generated minimal revenues from the sale of our products under development and we cannot guaranty that we will be able to generate significant revenues in the future. We expect our operating losses to continue for the near future as our research and development, sales and marketing activities, and operations continue. Our ability to achieve profitability depends upon our ability to obtain necessary government approvals, develop our sales and marketing capacity, and successfully market and sell our products, none of which can be assured. It is uncertain when we will become profitable. Depending on our ability to generate cash from operations, we will need additional debt or equity financing within the next six to eight months to pursue the development of our products after the proceeds of the Rights Offering and Mr. Marino's investment have been expended. There can be no assurance that additional financing will be available, or be available on terms acceptable to us. See "Management's Plan of Operation."

WE WILL NEED ADDITIONAL CAPITAL

Assuming we do not sell sufficient quantities of our TCD devices, we will need to raise additional funds within approximately the next six to eight months. Adequate funds may not be available when needed or on terms attractive to us. If funding is not available when needed or on attractive terms, we may have to substantially alter our planned operations. See "Management's Plan of Operation."

WE FACE INTENSE COMPETITION

Research in the field of cardiac surgical devices is intense and highly competitive. Research in this area is characterized by rapid technological change. Many of our potential competitors may have considerably greater financial, technical, marketing and other resources than we have. These greater resources may allow our potential competitors to develop and commercially distribute products before we do. If we do not develop products, obtain regulatory and other approvals, and launch such products before our competitors, our potential revenues and earnings will be reduced or eliminated. In addition, any products we are developing could be made obsolete by less expensive or more effective products or methods which may be developed by others. We expect competition to intensify in our industry as technical advances are made and become more widely known.

INSURANCE REIMBURSEMENT FOR OUR PRODUCTS IS UNCERTAIN

Our ability to successfully commercialize our products under development depends in part on obtaining adequate reimbursement for such products from government and private health care insurers (including health maintenance organizations and other third-party payors). Physicians' decisions to recommend products such as ours are likely to be heavily influenced by the scope and extent of reimbursement for such products by third-party payors. Government and private third-party payors are increasingly attempting to contain health care costs by limiting both the extent of coverage and the reimbursement rate for new treatment products. In particular, services which are determined to be investigational in nature or which are not considered "reasonable and necessary" for treatment may be denied reimbursement coverage. If adequate reimbursement coverage is not available from insurers or third-party payors, it is uncertain whether individuals will elect to directly pay for our products under development. If insurers or third-party payors and individuals are unwilling to pay for our products under development, then our potential revenue and earnings will be significantly decreased or eliminated.

OUR ABILITY TO PROTECT PROPRIETARY TECHNOLOGY IS UNCERTAIN

Our success will partly depend on our ability to obtain patent protection for our products, both in the United States and in other countries. In addition, our success will also depend on our ability to preserve our trade secrets and to operate without infringing the proprietary rights of third parties. We have received one U.S. patent and two German utility model registrations with respect to technology relating to our TCDs. We also have a Patent Cooperation Treaty ("PCT") patent application, a European patent application and a German utility model application pending with respect to our various products under development. There can be no assurance that our patent applications will ever be issued as patents or that the claims of any issued patents will afford meaningful protection for our technology or products under development. Furthermore, others may develop similar products which avoid infringing upon, or conflicting with, our patents or patent applications. In addition, there can be no assurance that any patents issued to us will not be challenged and subsequently narrowed, invalidated or circumvented.

Our products under development may also conflict with patents which have been or may be granted to others. As the medical device industry expands and more patents are filed and issued, the risk increases that our products under development may give rise to a declaration of interference by the Patent and Trademark Office, or to claims of patented infringement by other companies, institutions, or individuals. Such entities or persons could bring legal proceedings against us seeking damages or seeking to enjoin us from testing, manufacturing or marketing our products under development. Patent litigation is costly, and even if we prevail, the cost of such litigation could have an adverse effect on us. If the other parties in any such actions are successful, in addition to any liability for damages, we could be required to cease the infringing activity or obtain a license. Such a license may not be available to us on acceptable terms, if at all. Failure by us to obtain a license to any technology that we may require to commercialize our products under development could have an adverse effect on our business, financial condition, potential revenues and earnings.

We also rely on unpatented proprietary technologies. We rely on confidentiality agreements with our employees and consultants to protect such proprietary technologies. There can be no assurance that we can adequately protect our rights to such unpatented proprietary technologies, that others will not independently develop substantially equivalent proprietary information or techniques, or otherwise gain access to our proprietary technologies or disclose such technologies.

TECHNOLOGICAL CHANGES MAY RESULT IN OBSOLESCENCE OF OUR PRODUCTS

Market acceptance and sales of our products under development may also be adversely affected by technological change. It is uncertain whether our competitors will succeed in developing products that are less expensive or more effective than our products under development. Further, it is uncertain whether such developments may render our technology or products under development less competitive or obsolete.

ADOPTION OF OUR PRODUCTS IS UNCERTAIN

Our products under development are a new generation of small implantable devices which are delivered through a catheter. These devices are intended to be an alternative to open heart surgery for the closure of congenital and acquired heart anomalies. Because TCDs represent a new technology that has not been widely tested, there can be no assurance that our products under development will gain significant adoption, even if they are safe and effective. If significant adoption does not occur, there could be a material adverse effect on our business, financial condition, and potential revenues and earnings.

WE HAVE LIMITED MARKETING AND SALES EXPERIENCE

We currently have a very limited sales and marketing organization. We are in the process of developing additional sales and marketing resources. We cannot guaranty, however, that we will be able to build a direct sales force or marketing organization, that, if established, such organization will be cost effective, or that our sales and marketing efforts will be successful. We also cannot guaranty that we will be able to enter into agreements with distributors or collaborative arrangements on a timely basis or at all. We also cannot guaranty that distributors or collaborators will devote adequate resources to selling our products under development. If we fail to build an effective sales and marketing organization or to establish effective distribution or collaborative relationships, we will experience a material adverse effect on our business, financial condition, and potential revenues and earnings.

WE HAVE LIMITED MANUFACTURING EXPERIENCE

We must manufacture our products under development in accordance with regulatory requirements, in commercial quantities, at appropriate quality levels and at acceptable costs if we are to be successful. We have not yet been required to produce our TCDs in large quantities at competitive costs. There can be no assurance that we will be able to do so. If we receive governmental approval to widely market our TCDs, there can be no assurance that we will be successful in making the transition to commercial production of these products.

WE HAVE SIGNIFICANT PRODUCT LIABILITY EXPOSURE

Our business exposes us to significant potential liability risks inherent in the use of implantable medical devices. It is uncertain whether liability claims will be asserted against us. We have product liability insurance which we believe provides coverage for the application and use of our products under development. It is uncertain whether we will be able to maintain such insurance on acceptable terms. Any insurance obtained may not provide adequate coverage against potential liabilities. A liability claim, even one without merit, could result in significant legal defense costs which would increase our expenses, lower our potential earnings and even result in losses.

WE DEPEND ON KEY PERSONNEL

Because of the specialized scientific nature of our business, we are highly dependent upon our ability to attract and retain qualified management, scientific and technical personnel. We will also depend on our ability to hire qualified marketing and sales personnel. Competition for scientific, marketing and sales personnel is intense. Loss of the services of Mr. Marino could adversely affect the operation of our Company and our research and development programs, and could impede the achievement of our business objectives. We do not currently maintain key man life insurance on any of our personnel. There can be no assurance that we will be successful in hiring or retaining qualified personnel. The loss of key personnel, or our inability to hire and retain qualified personnel, could have a material adverse effect on our business, financial condition, and potential revenues and earnings.

WE ARE SUBJECT TO CONTROL BY EXISTING SHAREHOLDERS

Following completion of the Distribution and the Rights Offering, assuming that each director and executive officer of ABI exercises the Rights issued to him, but assuming no shares are purchased pursuant to the Standby Subscription Guaranty, the directors and executive officers of ABI will beneficially own approximately 26.4% of our outstanding Common Stock. Accordingly, these shareholders, individually and as a group, may be able to influence the outcome of shareholder votes, including votes concerning the election of directors, the adoption or amendment of provisions in our Articles of Incorporation or By-Laws, and the approval of certain mergers and other significant corporate transactions, including a sale of substantially all of our assets. This control could have the effect of delaying, deferring or preventing a change in control.

PURCHASERS OF OUR COMMON STOCK WILL EXPERIENCE DILUTION; WE HAVE NEVER PAID DIVIDENDS

Purchasers in the Rights Offering will experience immediate and substantial dilution in the net tangible book value of our Common Stock from the Subscription Price. Additional dilution is likely to occur upon the exercise of any options or warrants that we have granted or will grant in the future. We have never paid dividends and do not intend to pay any dividends in the foreseeable future.

THERE IS NO CURRENT PUBLIC MARKET FOR OUR COMMON STOCK

Prior to the Distribution, there has been no public market for our Common Stock. There can be no assurance that an active trading market for our Common Stock will develop or be sustained after the Distribution or the Rights Offering.

THE OFFERING PRICE OF OUR COMMON STOCK WAS DETERMINED ARBITRARILY; IT IS POSSIBLE THAT OUR COMMON STOCK PRICE WILL BE VOLATILE

The Subscription Price of Cardia's Common Stock has been determined solely by ABI. The Subscription Price bears no relationship to earnings, asset values, book value or any other recognized criteria of value. The market prices for securities of emerging medical device companies have been highly volatile. Announcements may have a significant impact on the market price of our Common Stock. Such announcements may include medical discoveries, technological innovations or new commercial products by us or our competitors, developments concerning proprietary rights, including patents and litigation matters, regulatory developments in both the United States and foreign countries, public concern as to the safety of new technologies, general market conditions, as well as quarterly fluctuations in our revenues and financial results. The stock market has, from time to time, experienced extreme price and volume fluctuations which have particularly affected the market prices for emerging medical device companies and which have often been unrelated to the operating performance of such companies. These broad market fluctuations may adversely affect the market price of our Common Stock. In the past, following periods of volatility in the market price of a company's stock, securities class action litigation has occurred against the issuing company. Such litigation could result in substantial costs and a diversion of management's attention and resources, which could have a material adverse affect on our potential revenues and earnings. Any adverse determination in such litigation could also subject us to significant liabilities.

WE ARE SUBJECT TO ANTITAKEOVER LAWS; CERTAIN PROVISIONS OF OUR ARTICLES MAY HAVE AN ANTI-TAKEOVER EFFECT

The effect of certain provisions of the Minnesota Business Corporation Act and the ability of the Board to issue preferred stock without shareholder approval may have the effect of delaying or preventing a change in control or merger of Cardia which could operate to the detriment of our shareholders.

                     USE OF PROCEEDS OF THE RIGHTS OFFERING

         The net proceeds to be received by the Company from the Rights Offering depend on the number of Rights exercised. Exclusive of the $125,000 invested in Cardia by Mr. Marino, the net proceeds to Cardia will be $500,000 if the maximum number of Rights are exercised and $400,000 if the minimum number of Rights are exercised. The aggregate proceeds from the Rights Offering will, in the following priority, be used to fund research and development activities, for selling, general and administrative expenses, capital equipment, and working capital needs. The balance of any proceeds will be invested in short-term high quality commercial paper until used for general corporate and working capital purposes.

         The following table sets forth the estimated use of proceeds if the minimum and maximum number of shares are sold in the Rights Offering:


                                                           Minimum(1)    Maximum
                                                          --------      --------
Research and development                                  $150,000      $200,000

Selling, general and administrative                        150,000       150,000
expenses

Capital equipment                                           30,000        60,000

Working capital                                             70,000        90,000
                                                          --------      --------

                 TOTAL                                    $400,000      $500,000
                                                          --------      --------
---------------
(1) Joseph A. Marino has provided a Standby Subscription Guaranty to Cardia which guarantees that the minimum number of Rights will be exercised.


                                 DIVIDEND POLICY

         Cardia has never declared or paid a cash dividend on its Common Stock. Cardia currently intends to retain any earnings for use in the operation and expansion of its business and, therefore, does not anticipate paying any cash dividends in the foreseeable future.

                                 CAPITALIZATION

         At September 30, 1998, Cardia had a pro forma net tangible book value of $182,903 (including Mr. Marino's investment of $125,000), or $0.37 per share of Common Stock outstanding. The following table sets forth the pro forma capitalization of Cardia as of September 30, 1998 and as adjusted to reflect the sale by Cardia of the minimum 400,000 shares and the maximum 500,000 shares of its Common Stock pursuant to the Rights Offering at a Subscription Price of $1.00 per share, and the anticipated use of the net proceeds therefrom. See "Use of Proceeds."

                                                    September 30, 1998
                                          ------------------------------------
                                                      As Adjusted   As Adjusted
                                        Pro forma(1)  (minimum)(2)  (maximum)(3)
                                          --------      --------      --------
Shareholders' Equity:
  Common Stock, $0.01 par value;
  15,000,000 Shares authorized;
  500,000 Shares issued and outstanding;
  900,000 shares and 1,000,000 shares
  as adjusted ........................... $  5,000      $  9,000      $ 10,000

  Additional paid-in capital.............  265,403       661,403       760,403

  Accumulated deficit....................       --            --            --
                                          --------      --------      --------
     Total shareholders' equity            270,403       670,403       770,403
                                          --------      --------      --------

     Total capitalization                 $270,403      $670,403      $770,403
                                          ========      ========      ========

(1) Includes the investment of $125,000 by Mr. Marino, which will occur immediately prior to the Distribution.

(2) Assumes the issuance of the minimum of 400,000 shares of Cardia Common Stock pursuant to the Rights Offering at a price of $1.00 per share.

(3) Assumes the issuance of the maximum of 500,000 shares of Cardia Common Stock pursuant to the Rights Offering at a price of $1.00 per share.

                                    DILUTION

         As of September 30, 1998, the pro forma net tangible book value of Cardia (total assets, excluding intangible assets, less total liabilities), was $182,903 or $0.37 per share of Cardia Common Stock outstanding following the Distribution, without giving effect to the sale of shares of Cardia Common Stock offered in the Rights Offering, but giving effect to Mr. Marino's investment of $125,000.

         Assuming the sale of the maximum 500,000 shares of Cardia Common Stock in the Rights Offering, the pro forma net tangible book value of the Cardia Common Stock held by Cardia shareholders immediately after the Rights Offering would be increased by $0.31 per share without any additional investment on their part (excluding the exercise of Rights), and the persons exercising the Rights, who would then own an additional 500,000 shares of Cardia Common Stock, would experience an immediate dilution of $0.32 per share. Assuming the sale of the minimum 400,000 shares of Cardia Common Stock, the pro forma net tangible book value of the Cardia Common Stock held by Cardia shareholders immediately after the Rights Offering would be increased by $0.28 per share without any additional investment on their part (excluding the exercise of Rights), and the persons exercising the Rights, who would then own an additional 400,000 shares of Cardia Common Stock, would experience an immediate dilution of $0.35 per share.

         The following table illustrates the changes in pro forma net tangible book value of Cardia Common Stock outstanding immediately following the Distribution and the dilution that would be experienced by persons exercising the Rights, without giving effect to the results of operations after September 30, 1998:

                                                               minimum   maximum
                                                               -------   -------
         Price paid per share in the Rights Offering            $1.00     $1.00

         Net tangible book value per share before offering      $0.37     $0.37

         Increase in net tangible book value per share
               resulting from Offering                          $0.28     $0.31

         Pro forma net tangible book value per share
               after Offering                                   $0.65     $0.68

         Dilution per share to investors in this Offering       $0.35     $0.32


         The following table summarizes, as of September 30, 1998, the differences between the shareholders of Cardia immediately following the Distribution and investors exercising the Rights with respect to Cardia Common Stock ownership, the total consideration paid and the average consideration paid per share:

                        Shares Purchased      Total Consideration     Average
                       ------------------     -------------------  Consideration
                         Number    Percent      Amount     Percent   Per Share
                       ---------    -----     ----------    -----    ---------
Minimum
-------
Current Shareholders     500,000     55.6%    $  182,903     31.4%     $0.37
New Investors            400,000     44.4%       400,000     68.6%      1.00
                       ---------    -----     ----------    -----      -----
         Total           900,000    100.0%    $  582,903    100.0%     $0.80
                       =========    =====     ==========    =====      =====
Maximum
-------
Current Shareholders     500,000     50.0%    $  182,903     26.8%     $0.37
New Investors            500,000     50.0%       500,000     73.2%      1.00
                       ---------    -----     ----------    -----      -----
         Total         1,000,000    100.0%    $  682,903    100.0%     $0.83
                       =========    =====     ==========    =====      =====

                         MANAGEMENT'S PLAN OF OPERATION

         Assuming the maximum number of Rights are exercised in the Rights Offering, Cardia's initial liquidity will consist of cash of approximately $625,000, including Mr. Marino's initial investment of $125,000. Management currently expects this cash to be used as set forth above under the caption "Use of Proceeds." Assuming the Company receives no revenues from the sale of its TCDs, the available liquidity will fund the Company's operations for an estimated period of six to eight months, at which time Cardia intends to raise additional capital through the issuance of equity or debt securities or through bank debt, or a combination of these means. There can be no assurance, however, that additional capital will be available to the Company or available on terms acceptable to the Company.

         ABI acquired certain developed and certain in-process technology relating to transcatheter closure devices in November of 1997. Since the acquisition, ABI has continued to conduct research and development on TCDs, based on the in-process technology. Cardia plans to continue research and development, as well as clinical trials for its PFO and PDA closure devices. Planned research and development activities will include further improvements of the acquired PDA technology, continued testing and improvement of the PFO technology the Company has developed, and investigation of modified devices for new applications. Prototyped devices which appear to be the most promising will be assessed for clinical investigation via invitro and invivo animal pilot trials before official development responsibilities are assigned. Cardia expects to spend approximately $100,000 to $200,000 to complete development of its PFO and PDA closure devices during 1999. Cardia currently expects that it will be in a position to commence commercial sales of its PDA and PFO devices in Europe following receipt of CE Mark certification, which is anticipated to be received during the second half of 1999. Although Cardia believes this in-process technology has substantial advantages over the technology used in competitive TCDs, there can be no assurance that Cardia will successfully complete development of the Company's technology.

         Cardia does not expect to make material capital investments in plant or equipment during 1999. Cardia expects to add between four and six full-time employees during 1999. These additional personnel will not be added, however, unless business growth justifies additional employees. The Company expects to spend between $600,000 and $700,000 on selling, marketing and general administrative salaries and overhead ("SG&A") during 1999. The majority of SG&A will relate to the Company's sales and marketing activities. These expenditures are not currently fixed costs and the amount spent on SG&A during 1999 will depend largely on the performance and growth of the Company's business during the next twelve months. Accordingly, the Company will be able to adjust SG&A based on revenues and cash flows.

                                    BUSINESS

GENERAL

         Cardia, Inc. was formed in October of 1998 as a subsidiary of Applied Biometrics, Inc. ("ABI"). Cardia intends to develop, manufacture and market Transcatheter Closure Device products ("TCDs") which are based, in part, on certain intellectual property rights ABI acquired from Bernhard Schneidt and Dr. Rainer Schrader in November of 1997. Transcatheter Closure Devices are a new generation of small, implantable devices which are delivered through a catheter inserted into a major blood vessel and designed to permanently repair certain cardiac defects in children and adults. The implantation of TCDs is intended to reduce the need for open heart surgery which has traditionally been required for the repair of certain cardiac defects.

PRODUCTS

         Cardia is developing a product line of Transcatheter Closure Devices which it believes offer certain advantages over TCDs offered by its competitors. Transcatheter Closure Devices are an entirely new family of small, implantable devices which are delivered through a catheter inserted into a major blood vessel to permanently repair certain cardiac defects in children and adults. The procedure is performed in a cardiac cathlab and is intended to reduce the need for open heart surgery, which is currently the accepted method of repairing these defects. Cardia is in the initial stages of developing TCDs. Cardia hopes to develop a product family that will be capable of providing an effective, nonsurgical method of correcting a variety of heart defects. Its initial focus will be on TCDs for the repair of patent ductus arteriosis (PDA) and patent foramen ovale (PFO). Cardia may also pursue TCDs for the repair of atrial septal defects (ASD) and ventricular septal defects (VSD) in the future. One product variant has already been sold in Germany as an experimental device for PDA closures. That product has been implanted successfully in over 150 human cases on an experimental basis. Cardia expects to complete enhancements to its PDA device in the near future and intends to begin marketing and distributing the product in Europe after certain regulatory requirements have been met.

         Cardia is also in the process of developing a TCD for the PFO market. Since the purchase of the TCD technology, the Company has effected minimal sales of its PDA device, and the Company has turned its focus to the PFO device. During 1998, that product has been implanted successfully in over 30 human cases on an experimental basis. Cardia is currently collecting data from follow-up examinations of patients who have received the Company's TCDs. To date, follow-up data is extremely limited. Cardia is aware of fractures or bends that have occurred in certain metal components of its own and TCD products of other manufacturers. Such fractures and bends, however, are not generally regarded as having significant potential for clinical risks for patients or as having the potential to cause regulatory approval delays. The Company intends to develop its products in a manner designed to avoid such problems in the future.

CARDIA'S STRATEGY

         Cardia is currently developing two TCD products, one for the PDA market and one for the PFO market. The Company's PDA closure device is currently being marketed on an experimental basis in Germany and Switzerland. The Company is currently seeking the necessary regulatory approval to market this device on a broader basis in additional European Union ("EU") countries. Following regulatory approval in the EU, if obtained, Cardia intends to commence the process for pursuing FDA approval in the United States.

         Cardia estimates that the market for PFO closure devices is significantly larger than the market for PDA closure devices. Cardia, therefore, intends to focus most of its resources during the next twelve months on continuing to develop, test and pursue regulatory approval to market and sell its PFO line of TCDs in Europe and the United States.

         Initial development and testing efforts are focused on the EU, where Cardia has received ISO 9001 certification and has commenced the process for obtaining CE Mark certifications for its PDA and PFO products. These certifications are required for the general sale of medical devices in the EU. The Company anticipates receiving the necessary certifications during the second half of 1999. Cardia is currently selling its PDA and PFO devices on a very limited basis in Germany and Switzerland in reliance on an experimental device process that is restrictive, costly and time consuming. If it obtains the CE Mark certifications, Cardia expects to expand its marketing and sales endeavors for its TCDs to other EU countries. These certifications would allow Cardia to expand its marketing efforts in the EU and would reduce the cost and complexity of the marketing and sales process in Europe. There can be no assurance that Cardia will be able to obtain the necessary CE Mark certifications.

         Cardia has not determined when it will commence the process to pursue FDA approval for its products under development. It does not currently intend, however, to pursue FDA approval until it has completed its clinical testing and certification processes in Europe. There can be no assurance that Cardia will be able to obtain FDA approval for any of its products under development.

MARKETING, SALES AND DISTRIBUTION

         Cardia believes its TCD devices under development will have a broad range of applications for the closure of congenital and acquired anomalous cardiac communications. The PDA closure device has the potential to reduce the need for open heart surgery as the method of closure in many of the nearly 14,000 cases annually in the United States and Europe. The Company also believes that patent foramen ovale (PFO), which may be a cause of paradoxical or otherwise inexplicable strokes, represents an even larger market for the prevention of recurring embolic events. Cardia estimates that, as a result of the recent development of an accurate test for detecting PFO defects in victims of paradoxical strokes, there may be more than 250,000 closure cases annually in the United States and Europe. There is, however, no current consensus on the size of the PFO closure market.

         Cardia's initial full-scale marketing and sales efforts will commence in Europe immediately following the Company's receipt of CE Mark certifications for its PFO and PDA closure devices. Sales and distribution efforts in EU countries will be conducted through either a direct sales force or specialized distributors, depending on the country. The Company expects to use a direct sales force in the United States when sales are permitted.

         Cardia intends to create a market for its PFO closure device by focusing on neurologists and cardiologists. Neurologists are important to the process because they are often the medical professionals who first see victims of paradoxical strokes. If a neurologist determines, via testing, that a PFO is the cause of a paradoxical stroke and should be closed, the patient is referred to a cardiologist. The Company's PFO closure device is implanted by a cardiologist in a cathlab, using standard catheterization procedures. The implantation procedure is minimally invasive, and the patient can usually be sent home within twenty-four hours. The Company's goal is to demonstrate to neurologists and cardiologists that its TCD products under development are a safe, effective, minimally invasive alternative to open heart surgery.

RESEARCH AND DEVELOPMENT

         Cardia's ongoing plans for research and development for its PFO and PDA TCD devices include further improvements of the acquired technology and investigation into modified devices for new applications. Prototyped devices which appear to be the most promising will then be assessed for clinical investigation via invitro and invivo animal pilot trials before official development responsibilities are assigned. Cardia expects to spend approximately $100,000 to $200,000 to complete development of its TCD devices during 1999.

COMPETITION

         Cardia's competitors in the cardiac defect closure field are believed to be small to medium sized companies, the most prominent of which are Nitinol Medical Technologies, Inc. located in Boston, Massachusetts, and AGA Medical Corporation and Microvena, Corp., both located in Minneapolis, Minnesota. Cardia believes that one or more of these companies is in clinical trials with TCDs that are designed for PDA and PFO closure applications. The competitors of Cardia in the cardiac closure field may have greater resources and be able to penetrate the TCD market in Europe and the United States sooner than Cardia. Although the Company believes its TCDs are based on sound and competitive technology, there can be no assurance that Cardia's present products will be able to compete successfully with existing or future competitive products or that Cardia will be able to develop or acquire additional products or otherwise effectively respond to new products or technological advances developed by competitors. Any failure by Cardia to effectively penetrate markets sooner than its competitors or to successfully compete with existing or future products or technologies could significantly reduce or eliminate the Company's anticipated revenues and earnings.

GOVERNMENT REGULATION

         Government regulation in the United States and other countries is a significant factor in the development and marketing of Cardia's products and in the Company's ongoing manufacturing and research and development activities. The Company and its products are regulated by the United States Food and Drug Administration ("FDA") under a number of statutes, including the Federal Food, Drug and Cosmetic Act (the "FDC Act").

         Under the FDC Act, medical devices are categorized into one of three classes (i.e., Class I, II or III) on the basis of the controls deemed necessary to reasonably ensure their safety and effectiveness. Class I devices are subject to the least extensive controls, as the safety and effectiveness reasonably can be assured through general controls (e.g., labeling, premarket notification and adherence to the FDA's Good Manufacturing Practices ("GMP")). For Class II devices, safety and effectiveness can be assured through the use of special controls (e.g., performance standards, post market surveillance, patient registries and FDA guidelines). Class III devices (i.e., life-sustaining or life-supporting implantable devices, or new devices which have been found not to be substantially equivalent to legally marketed devices) require the highest level of control, generally requiring premarket approval by the FDA to ensure their safety and effectiveness. All companies subject to FDA regulation must comply with a variety of rules, including the FDA's GMP regulations, and are subject to periodic inspections by the FDA and other applicable agencies. If the FDA believes that its regulations have not been fulfilled, it may implement extensive enforcement powers which were strengthened by the enactment of the Safe Medical Devices Act of 1990. The FDA's powers include, but are not limited to, the ability to ban products from the market, prohibit the operation of manufacturing facilities and effect recalls of products from customer locations.

         If a manufacturer or distributor of medical devices can establish that a proposed device is "substantially equivalent" to a legally marketed Class I or Class II medical device or to a Class III medical device for which the FDA has not required a PMA application, the manufacturer or distributor may seek FDA marketing clearance for the device by filing a 510(k) notification. Following submission of the 510(k) notification, the manufacturer or distributor may not place the device into commercial distribution in the United States until an order has been issued by the FDA. The FDA's target for issuing such orders is within 90 days of submission, but the process can take significantly longer. The order may declare the FDA's determination that the device is "substantially equivalent" to another legally marketed device and allow the proposed device to be marketed in the United States. The FDA may, however, determine that the proposed device is not substantially equivalent or may require further information, such as additional test data, before making a determination regarding substantial equivalence. The Company, however, does not believe that its TCD products under development are substantially equivalent to another legally marketed device.

         If a manufacturer or distributor of medical devices cannot establish that a proposed device is substantially equivalent to another device via the 510(k) process, the manufacturer or distributor must seek PMA approval of the proposed device. A PMA application must be submitted, supported by extensive data, including preclinical and clinical trial and follow-up data, to prove the safety and efficacy of the device. Generally, a company is required to obtain an Investigative Device Exemption ("IDE") before it commences clinical testing in the United States in support of a PMA. The FDA monitors and oversees the use and distribution of such "research use only" and "investigational use only" products. Although by statute, the FDA has 180 days to review a PMA application once it has been accepted for filing, during which time an advisory committee may also evaluate the application and provide recommendations to the FDA, PMA reviews often extend over a significantly protracted time period, usually 12 to 24 months or longer from filing.

Accordingly, there can be no assurance the FDA review of any PMA application submitted by the Company will not encounter prolonged delays or that the data collected and submitted by the Company in its PMA will support approval.

         Cardia intends to obtain Class III market clearance for its TCDs through the FDA's IDE/PMA process. It has not yet determined, however, when it intends to file the first IDE application (PDA) for US clinical trials.

         Labeling and promotional activities are also subject to scrutiny by the FDA and, in certain instances, by the Federal Trade Commission. The FDA also imposes post-marketing controls on the Company and its products, and registration, listing, medical device reporting, post-market surveillance, device tracking and other requirements on medical devices. Failure to meet these pervasive FDA requirements, or adverse FDA determinations regarding the Company's clinical and preclinical trials, could subject the Company and its employees to injunction, prosecution, civil fines, seizure or recall of products, prohibition of sales, or suspension or withdrawal of any previously granted approvals.

         The FDC Act regulates the Company's quality control and manufacturing procedures by requiring the Company and its contract manufacturers to demonstrate compliance with current Good Manufacturing Practices (GMP) as specified in published FDA regulations. The FDA monitors compliance with GMP by requiring manufacturers to register with the FDA, which subjects them to periodic unannounced FDA inspections of manufacturing facilities. If violations of applicable regulations are noted during FDA inspections of the Company's manufacturing facilities or the facilities of its contract manufacturers, the continued marketing of the Company's products may be adversely affected. Such regulations are subject to change and depend heavily on administrative interpretations. There can be no assurance that future changes in regulations or interpretations made by the FDA or other regulatory bodies, with possible retroactive effect, will not adversely affect the Company.

         Sales of medical devices outside of the United States are subject to United States export requirements and foreign regulatory requirements. Legal restrictions on the sale of imported medical devices vary from country to country. The time required to obtain approval by a foreign country may be longer or shorter than that required for FDA approval, and the requirements may differ. For countries in the European Union (EU), CE Mark certification procedures are available for medical devices, the successful completion of which allows the certified devices both to be shipped from the United States and to be placed on the market in all EU countries. Medical devices may not be sold in a general manner in EU countries unless they display the CE Mark. There can be no assurance that Cardia will be able to obtain regulatory approvals or clearances for its products in foreign countries.

         No assurance can be given that the FDA or other regulatory authorities will give, on a timely basis, if at all, the requisite approvals for medical products currently under development by Cardia or that may be developed by Cardia in the future. Even if approvals are received, the process of obtaining clearance to market medical products is costly and time consuming and can delay the marketing and sale of Cardia's products. Further, federal, state, foreign and other regulations regarding the manufacture and sale of medical devices are subject to change. Cardia cannot predict what impact such changes, if any, might have on its business, financial condition or results of operations.

MANUFACTURING AND OPERATIONS

         Cardia manufactures and assembles its TCD devices at its facilities in Burnsville, Minnesota. Certain of the components of Cardia's products are manufactured by third party vendors. Cardia has received ISO 9001 certification, which certification shows compliance of Cardia's manufacturing facilities with European standards for quality assurance and manufacturing process control.

         Because the Company is in the development stage, its business is not currently dependent on one or a few major customers. It is also not currently dependent on a limited number of sources or availability of raw materials to manufacture its products under development.

PATENTS, TRADEMARKS AND PROPRIETARY RIGHTS

     There are several patents relating to Cardia's Transcatheter Closure Devices. A U.S. patent, two German utility model registrations and a pending European patent application exist for its PDA closure device. A German utility model application and a Patent Cooperation Treaty ("PCT") patent application have been filed for Cardia's PFO closure device. It is the intention of Cardia to file for European and U.S. patents (based upon the PCT patent application) for its PFO closure device as well as its other closure devices.

         There can be no assurance that patents will issue on products under development by Cardia or to be developed by Cardia in the future, that the patents issued to Cardia in the past or in the future will be of material benefit, or that Cardia will have sufficient resources to enforce its patent rights. Nor can there be any assurance that Cardia's products do not infringe on patents, copyrights or other proprietary information known or claimed by others, or that others will not successfully utilize part of or all of Cardia's technologies without compensation to Cardia. If Cardia is found to have infringed on the rights of a third party, Cardia may be unable to market its products without a license from such third party. There can be no assurance that Cardia would be able to obtain such a license on satisfactory terms, or at all.

         Cardia also relies for protection of trade secrets and proprietary know-how on its internal security and secrecy measures and on employment and consulting agreements requiring employees and consultants of Cardia to observe the confidentiality of Company information and to assign to Cardia inventions developed in the course of work performed for Cardia.

EMPLOYEES

         Following the Distribution, Cardia will employ two full-time employees and four part-time employees. The full-time employees will be engaged in sales and marketing activities. The part-time employees will be engaged in various activities including research and development, manufacturing and general administration. Cardia believes that its relations with its employees are good. None of Cardia's employees is covered by a collective bargaining agreement.


                                    PROPERTY

         Cardia subleases approximately 1,200 square feet of office, manufacturing and warehouse space from ABI at 501 East Highway 13, Suite 108, Burnsville, Minnesota, a suburb of Minneapolis. Cardia believes that its present facilities are in good condition and adequate for its current operations.


                                LEGAL PROCEEDINGS

         Cardia is not a party to any litigation and is not aware of any threatened litigation that would have a material adverse effect on its financial condition or results of operations.

                                   MANAGEMENT

OFFICERS AND DIRECTORS

         The directors and officers of Cardia are as follows:

                                        Principal Occupation
Name and Age                           and Other Directorships
------------                           -----------------------
Joseph A. Marino       Chairman, Chief Executive Officer, Treasurer and Director of the
(47)                   Company since November 1998; Chairman of Applied Biometrics, Inc.
                       since 1994 and Chief Financial Officer from 1993 to 1996.

Peter Buonomo          Vice President of the Company since November 1998; Vice President
(38)                   of Sales and Marketing of Applied Biometrics, Inc. since 1996, Vice
                       President of Marketing since 1995 and Director of Marketing from
                       1994 to 1995.

Patrick Delaney        Secretary of the Company since November 1998; Secretary and Director
(56)                   of Applied Biometrics, Inc. since 1993; Partner in Lindquist & Vennum
                       P.L.L.P., a Minneapolis law firm which is counsel to the Company;
                       practicing lawyer since 1967; Secretary of MTS Systems
                       Corporation; Director of CNS, Inc. and Community First Bankshares,
                       Inc.

Thomas E. Brust        Director of the Company since November 1998; Chairman and Chief
(40)                   Executive Officer of Micropure Medical, Inc., a medical device manufacturer, since 1992.


EXECUTIVE COMPENSATION

         The following table sets forth certain information regarding compensation to be paid during fiscal year 1999 to the Company's Chief Executive Officer. No other employee of the Company will receive salary in excess of $100,000 during 1999:

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                               ANNUAL COMPENSATION     COMPENSATION AWARDS
                                            ------------------------   -------------------
                                                                            SECURITIES
                                                                            UNDERLYING
NAME AND PRINCIPAL POSITION                 FISCAL YEAR     SALARY          OPTIONS(1)
---------------------------                 -----------   ----------   -------------------
Joseph A. Marino, Chief Executive Officer       1999      $85,000(2)         75,000


----------------
(1) Number of shares of Common Stock subject to options granted during the year indicated.

(2) Mr. Marino's salary is based on fifty percent of an annualized base salary of $170,000 which will be paid to him for services rendered to ABI and Cardia during 1999. In the event the time devoted by Mr. Marino to Cardia's business during 1999 is more or less than fifty percent of the total time devoted to Cardia and ABI together, the salary paid to him by Cardia will be adjusted accordingly.

DIRECTOR COMPENSATION

         Directors are not currently paid fees for attending meetings. All Directors are reimbursed for their travel expenses incurred in attending Board Meetings.

STOCK OPTION PLAN

         As of November 1, 1998, the Board of Directors and sole shareholder of the Company adopted the Cardia, Inc. 1998 Omnibus Stock Incentive Plan (the "Plan") to provide for the granting of stock-based incentives to officers, key employees and directors of the Company. The Plan permits the granting of incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options which do not meet the requirements of such Section, stock appreciation rights, restricted stock grants and deferred stock grants. The Company has reserved 200,000 shares of its Common Stock for issue in connection with awards granted pursuant to the Plan. As of the date of this Prospectus, the Company has outstanding options to purchase an aggregate of ___ shares of stock.

         The following table sets forth certain information as to options granted to the Chief Executive Officer of the Company as of the date of this
Prospectus:

                                  OPTION GRANTS
                               (INDIVIDUAL GRANTS)

                 NUMBER OF SECURITIES  PERCENT OF TOTAL OPTIONS
                       UNDERLYING        GRANTED TO EMPLOYEES     EXERCISE OR BASE PRICE
NAME               OPTIONS GRANTED          IN FISCAL YEAR             (DOLLAR/SHARE)      EXPIRATION DATE
----             --------------------  ------------------------   ----------------------   ---------------
Joseph A. Marino      75,000(1)                 ______%                     $1.10              12/__/09


----------------
(1)  All of Mr. Marino's options are currently exercisable.

         The following table sets forth certain information as to options held by the Chief Executive Officer of the Company as of the date of this Prospectus:

                           AGGREGATE OPTION EXERCISES
                                AND OPTION VALUES


                      NUMBER OF UNEXERCISED      VALUE OF UNEXERCISED IN-THE-
                             OPTIONS                    MONEY OPTIONS
                   ---------------------------   ---------------------------
NAME               EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----               -----------   -------------   -----------   -------------

Joseph A. Marino      75,000           0             $0(1)           --

---------------
(1) The value of the exercisable options is equal to the difference between the Subscription Price in the Rights Offering of $1.00 per Share and the Option Exercise Price of $1.10 per Share multiplied by the number of Shares subject to options.

INDEMNIFICATION AND WAIVER OF DIRECTOR LIABILITY

         The Minnesota Business Corporation Act provides that officers and directors of the Company have the right to indemnification from the Company for liability arising out of certain actions. Such indemnification may be available for liabilities arising in connection with the Distribution and the Rights Offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to such indemnification provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         The Company has adopted in its Articles of Incorporation a provision which limits personal liability for breach of the fiduciary duty of its directors, to the extent provided by the Minnesota Business Corporation Act. Such provision eliminates the personal liability of directors for damages occasioned by breach of fiduciary duty, except for liability based on the director's duty of loyalty to the Company, liability for acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law, liability based on payments of improper dividends, liability based on violations of state securities laws, and liability for acts occurring prior to the date such provision was added.

                             PRINCIPAL SHAREHOLDERS

APPLIED BIOMETRICS, INC.

         As of October 15, 1998, ABI had 4,336,117 outstanding shares of Common Stock, $.01 par value. The following table sets forth, as of that date, the number and percentage of outstanding shares of Common Stock of ABI beneficially owned by each person who is known to ABI to beneficially own more than five percent (5%) of the Common Stock of ABI, by each director of ABI, by each executive officer of ABI, and by all directors and executive officers of ABI as a group:

Name and Address of                            Number of Shares        Percent
Beneficial Owner                             Beneficially Owned(1)     of Class
------------------                           ---------------------     --------
David B. Johnson ..........................        402,100(2)            9.4%
c/o Miller, Johnson & Kuehn, Incorporated
5500 Wayzata Boulevard
Suite 800 - Eighth Floor
Minneapolis, MN 55416

Aaron Boxer Revocable Trust ...............        307,000(3)            7.2%
c/o Miller, Johnson & Kuehn, Incorporated
5500 Wayzata Boulevard
Suite 800 - Eighth Floor
Minneapolis, MN 55416

Joseph A. Marino (4)(5) ...................        329,166               7.1%
501 East Hwy. 13
Burnsville, MN 55337

Demetre Nicoloff, M.D., Ph.D (4)(6) .......         80,900               1.8%

Patrick Delaney (4) .......................         48,400               1.1%

Jeffrey W. Green (4)(7) ...................         43,400               1.0%

All directors and executive officers
as a group (6 persons) (4) ................        586,866              12.1%

---------------
(1) Unless otherwise indicated, each person has sole voting and dispositive power over such shares.

(2) Based on a Schedule 13G dated February 12, 1998 and filed with the Securities and Exchange Commission. Of the 402,100 shares reported, Mr. Johnson has sole voting and dispositive power with respect to 107,450 shares and shares voting and dispositive power with respect to 294,650 shares.

(3) Based on a Schedule 13G dated February 12, 1998 and filed with the Securities and Exchange Commission.

(4) Includes the following number of shares which could be purchased under stock options exercisable within sixty (60) days of the date hereof: Mr. Marino, 300,000 shares; Dr. Nicoloff, 60,067 shares; Mr. Delaney, 48,400 shares; Mr. Green, 13,400 shares, and by all directors and executive officers as a group, 506,867 shares.

(5)  Includes 29,166 shares held by Mr. Marino's minor children.

(6) Includes 13,333 shares held jointly by Dr. Nicoloff and his spouse and 7,500 shares held by Nicoloff Properties.

(7) Includes 30,000 shares held by Mary Celeste, L.P. of which Mr. Green is the General Partner.

CARDIA, INC.

         The following table sets forth the number of and percentage of outstanding shares of Cardia Common Stock which will be beneficially owned immediately following the Distribution by each person who is known to beneficially own more than five percent (5%) of the Common Stock of ABI, by each director of ABI, by each executive officer of ABI, and by all directors and executive officers of ABI as a group. This table does not reflect any shares that may be purchased as the result of exercise of any Rights.

Name and Address of                            Number of Shares         Percent
Beneficial Owner                              Beneficially Owned       of Class
------------------                           --------------------      --------
David B. Johnson .........................          34,775               7.0%
c/o Miller, Johnson & Kuehn, Incorporated
5500 Wayzata Boulevard
Suite 800 - Eighth Floor
Minneapolis, MN 55416

Aaron Boxer Revocable Trust ..............          26,550               5.3%
c/o Miller, Johnson & Kuehn, Incorporated
5500 Wayzata Boulevard
Suite 800 - Eighth Floor
Minneapolis, MN 55416

Joseph A. Marino (1) .....................         227,522              37.9%
501 East Hwy. 13
Burnsville, MN 55337

Demetre Nicoloff, M.D., Ph.D .............           1,801                *

Patrick Delaney ..........................               0                *

Jeffrey W. Green .........................           2,595                *

All directors and executive officers
as a group (6 persons) ...................         231,918              38.6%

----------------
*    Less than 1%

(1) Includes 100,000 shares which could be purchased under stock options exercisable within sixty (60) days of the date hereof.

                              CERTAIN TRANSACTIONS

BACKGROUND AND VALUATION OF THE DISTRIBUTION

         At a meeting of the Board of Directors of ABI on August 5, 1998, ABI management proposed a spin-off of ABI's TCD business to allow ABI to concentrate its resources on the development of its cardiac output monitoring system. The spin-off would also allow a separate company to raise its own capital on the merits of the TCD business and to focus its efforts and resources on the development of the TCD business. At this meeting, an Independent Committee of the Board of Directors, consisting of Demetre Nicoloff and Jeffrey Green (the "Independent Committee"), was appointed to determine all issues related to the Distribution and Rights Offering.

         The Independent Committee determined, over the course of several meetings of its members and conferences with ABI management and advisors, to spin off the TCD business through a distribution to its shareholders of common stock of Cardia, Inc., a newly-formed, wholly-owned subsidiary of ABI into which ABI has transferred the TCD business. After consultation with its advisors and management, the Independent Committee decided to sell 125,000 shares of Cardia Common Stock for $125,000 to Joseph A. Marino, the Chairman and Chief Executive Officer of ABI and Cardia, and then to distribute 375,000 shares of Cardia Common Stock to ABI shareholders on the basis of one share of Cardia Common Stock for every 11.563 shares of ABI Common Stock outstanding. Following the Distribution, 500,000 shares of Cardia Common Stock will be outstanding. The Independent Committee concluded that this stock sale and distribution was fair and reasonable and in the best interests of ABI and its shareholders.

         The Independent Committee did not obtain a fairness opinion as to the valuation of Cardia because of the following factors:

         o there is a commonality of interests between the ABI shareholders and the Cardia shareholders;

         o the estimated market capitalization of Cardia immediately after the Distribution is estimated to be $500,000;

         o Cardia is a development stage company that is expected to operate at a loss for the foreseeable future and will require significant additional working capital;

         o there are few comparable enterprises useful for valuing a company at Cardia' stage of development; and

         o following the Distribution, ABI will not have to provide capital or credit to Cardia and will not have any continuing risk of liability with respect to Cardia's operations.

         The Independent Committee also believed that providing the opportunity for Mr. Marino to acquire 125,000 shares of Cardia for $125,000 was fair and reasonable and in the best interests of the shareholders of both ABI and Cardia based on the following:

         o the $1.00 per share paid by Mr. Marino is equal to the per share valuation of the Distribution and is also equal to the per share price of the Rights Offering;

         o Mr. Marino will be a key factor in the development of Cardia's business while continuing to be involved in ABI's business; and

         o the success of the Rights Offering is believed to be dependent on Mr. Marino's involvement as an executive officer and significant shareholder of Cardia.

DISTRIBUTION AGREEMENT

         ABI and Cardia have entered into a Distribution Agreement, dated as of November 1, 1998, which sets out the parameters for the Distribution of Cardia Common Stock by ABI and the independent operation of Cardia following the Distribution. The Distribution Agreement provides that ABI will transfer 375,000 shares of Cardia Common Stock to the Distribution Agent as of the date of this Prospectus for distribution to shareholders of ABI on the Record Date on the basis of one share of Cardia Common Stock for every 11.563 shares of ABI Common Stock held on the Record Date.

         The Distribution Agreement contains, among other things, a number of provisions describing the timing and method of the Distribution, the transfer of the TCD assets to Cardia, the relationship of the ABI and Cardia following the Distribution, and certain indemnification obligations. The principal provisions of the Distribution Agreement (1) obligate ABI to make certain services, such as accounting and payroll, available to Cardia for a period of twenty-four months following the Distribution, at Cardia's expense, (2) provide that ABI will make certain information regarding Cardia and the TCD assets available to Cardia for copying upon request, (3) establish a sublease by Cardia of a portion of ABI's facilities at fair rental value, (4) obligate each party to indemnify the other with respect to any claims or actions relating to the liabilities or business of the other and (5) provide that Cardia shall have control over all of the operations and assets intended to be transferred to Cardia, whether or not all actions necessary to transfer the TCD operations and assets have been completed by the effective date of the Distribution. The Distribution Agreement also provides for arbitration of any disputes between the parties with respect to the subject matter of the agreement pursuant to the Commercial Arbitration Rules of the American Arbitration Association.


                                THE DISTRIBUTION

BACKGROUND AND REASONS FOR THE DISTRIBUTION

         Cardia has been formed to pursue the further development and commercialization of certain Transcatheder Closure Devices (TCDs). The primary purposes of the Distribution are to enable ABI to conserve its liquid assets of approximately $3 million to continue to pursue its cardiac output measurement business, and to enable Cardia to raise immediately needed working capital through the Rights Offering of its Common Stock which will immediately follow the Distribution. The Rights Offering is described in more detail below. The Distribution is also intended to permit ABI and Cardia each to (1) adopt strategies and pursue objectives appropriate to its specific business; (2) enable management to concentrate attention and financial resources on its core business; (3) make acquisitions and enter into transactions with strategic partners by issuing its own equity securities; (4) implement incentive compensation arrangements that are more directly based on results of operations of its separate business; and (5) be recognized and evaluated by the financial community as a separate and distinct business.

MANNER OF EFFECTING THE DISTRIBUTION

         Applied Biometrics, Inc. will effect the Distribution on the Distribution Date by delivering 375,000 shares of Cardia Common Stock, which represents 75% of the shares outstanding, to the Distribution Agent for distribution to the holders of outstanding ABI Common Stock immediately following the expiration and closing of the Rights Offering described below. The Distribution will be made on the basis of one share of Cardia Common Stock for every 11.563 shares of ABI Common Stock held as of the close of business on the Distribution Record Date. The Cardia Common Stock will be fully paid and nonassessable, and the holders thereof will not be entitled to preemptive rights or cumulative voting. See "Description of Securities." It is expected that certificates representing Cardia shares will be mailed to holders of ABI Common Stock as soon as practicable after the expiration of the Rights Offering.

         HOLDERS OF ABI COMMON STOCK SHOULD NOT SEND CERTIFICATES TO CARDIA, ABI OR THE DISTRIBUTION AGENT. THE DISTRIBUTION AGENT WILL MAIL THE

         STOCK CERTIFICATES REPRESENTING CARDIA SHARES AS SOON AS PRACTICABLE AFTER THE DISTRIBUTION EFFECTIVE DATE. ABI SHARE CERTIFICATES WILL CONTINUE TO REPRESENT ABI COMMON SHARES AFTER THE DISTRIBUTION IN THE SAME AMOUNT SHOWN ON THE CERTIFICATE.

         No holder of ABI Common Stock will be required to pay any cash or other consideration for the Cardia shares to be received in the Distribution or to surrender or exchange ABI Common Stock or to take any other action in order to receive Cardia Common Stock pursuant to the Distribution.

RESULTS OF THE DISTRIBUTION

         Upon the consummation of the Distribution, Cardia will be an independent publicly held company which will continue to conduct its business of developing, marketing and selling TCDs. Immediately following the Distribution, ABI shareholders other than Mr. Marino will own 74.5% of the outstanding Cardia Common Stock and Joseph A. Marino will own 25.5% (including shares to be distributed with respect to shares of ABI Common Stock beneficially owned by Mr. Marino) of the outstanding Cardia Common Stock. Although Cardia Common Stock will be eligible for quotation and trading on the OTC Bulletin Board after the Distribution, Cardia Common Stock is not currently quoted on the OTC Bulletin Board or listed on any national securities exchange, or approved for quotation on any quotation system, and there can be no assurance that a public market for Cardia Common Stock will develop or provide liquidity. See "Risk Factors -- Arbitrary Offering Price of Common Stock; Possible Volatility of Common Stock Price."


                               THE RIGHTS OFFERING

THE RIGHTS

         Cardia is distributing, to the record holders of outstanding Cardia Common Stock as of as of the Distribution Effective Date (the "Rights Record Date"), at no cost to them, Rights to purchase Cardia Common Stock (the "Underlying Shares") at a Subscription Price of $1.00 per share. Cardia will distribute one Right for each share of Cardia Common Stock held on the Rights Record Date. Each Right will entitle its Holder to purchase one share of Cardia Common Stock. The Rights to purchase Cardia Common Stock pursuant to the Basic Subscription Privilege will be evidenced by subscription certificates (the "Subscription Certificates"). An aggregate of 500,000 Underlying Shares will be sold if all Rights are exercised. Joseph A. Marino, the Chairman and Chief Executive Officer of ABI and Cardia, has advised Cardia that he will exercise Rights to purchase an aggregate of 125,000 shares of Cardia Common Stock and will purchase up to 272,478 Underlying Shares pursuant to the Standby Subscription Guaranty described below.

BASIC SUBSCRIPTION PRIVILEGE

         Each Right will entitle the Holder thereof to receive, upon payment of the Subscription Price, one share of Cardia Common Stock. Certificates representing Cardia Common Stock purchased pursuant to the Basic Subscription Privilege will be delivered to subscriber as soon as practicable after the closing date, irrespective of whether the Basic Subscription Privilege is exercised immediately prior to the Expiration Date or earlier. Holders exercising their Basic Subscription Privilege or Oversubscription Privilege will not be shareholders of record with respect to the shares issuable pursuant to such Subscription Privilege until the closing of the Rights Offering, which is anticipated to occur five Business Days after the Expiration Date. The term "Business Day" shall mean any day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in Minneapolis are authorized or required by law, regulation or executive order to close.

OVERSUBSCRIPTION PRIVILEGE

         Subject to the allocation described below, each Right also carries the right to subscribe, at the Subscription Price, for Underlying Shares not subscribed for through the exercise of Basic Subscription Privileges by other Holders. The number of Underlying Shares which may be subscribed for by a Holder pursuant to the Oversubscription Privilege may be any number of shares up to the number of shares purchased by a Holder pursuant to his or her Basic Subscription Privilege. If the remaining Underlying Shares are not sufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, such Underlying Shares will be allocated pro rata (subject to the elimination of fractional shares) among those Holders exercising the Oversubscription Privilege, in proportion to the number of shares each Holder exercising the Oversubscription Privilege subscribed for pursuant to the Basic Subscription Privilege. No Holder will be allocated a greater number of Underlying Shares than such Holder subscribed for pursuant to the exercise of such Holder's Oversubscription Privilege. Only Holders who exercise the Basic Subscription Privilege in full will be entitled to exercise the Oversubscription Privilege. Certificates representing the Underlying Shares purchase pursuant to the Oversubscription Privilege will be delivered to subscribers as soon as practicable after the closing date and after all prorations have been effected.

STANDBY SUBSCRIPTION GUARANTY

         Mr. Marino has offered the Company a Standby Subscription Guaranty to subscribe, at the Subscription Price, for up to 272,478 Underlying Shares remaining unissued, if any, after satisfaction of all subscriptions pursuant to the Basic Subscription Privilege and the Oversubscription Privilege. The Standby Subscription Guaranty is applicable only if less than 400,000 Underlying Shares are subscribed for, and is limited to that number of shares necessary to reach subscriptions for an aggregate of 400,000 Underlying Shares. Accordingly, following the Rights Offering Mr. Marino will beneficially own a minimum of 255,044 shares of Cardia Common Stock following the exercise of his Rights, and up to 527,522 shares if no other shareholder exercises the Basic Subscription Privilege.

EXPIRATION DATE

         The Rights will expire at 5:00 p.m., Minneapolis time, on _________, 1999 unless extended by Cardia from time to time. Notwithstanding the foregoing, the Expiration Date in no event shall be later than 45 days after the commencement of the Rights Offering. After the Expiration date, unexercised Rights will be null and void. Cardia will not be obligated to honor any purported exercise of Rights received by the Subscription Agent after the Expiration Date, regardless of when the documents relating to such exercise were sent.

EXERCISE OF RIGHTS

         Rights may be exercised by delivering to the Subscription Agent, on or prior to 5:00 p.m., Minneapolis time, on the Expiration Date, the properly completed and executed Subscription Certificate evidencing such Rights with any required signatures guaranteed, together with payment in full for any Underlying Shares being subscribed for pursuant to the Subscription Privileges. Such payment in full must be by: (1) check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to Norwest Bank Minnesota, N.A. as Subscription Agent; or (2) wire transfer of funds to the account maintained by the Subscription Agent for such purpose, provided in each case that the full amount of such Subscription Price is received by the Subscription Agent in currently available funds within five Business Days following the Expiration Date. Payment of the Subscription price will be deemed to have been received by the Subscription Agent only upon (a) clearance or any uncertified check, (b) receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order or (c) receipt of good funds in the Subscription Agent's account designated above.

         If paying by uncertified personal check, please note that the funds paid thereby may take at least five Business Days to clear. Accordingly, Holders who wish to pay the Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier's check, money order or wire transfer of funds.

         The address to which the Subscription Certificates and payment of the Subscription Price should be delivered is:

         Norwest Bank Minnesota, N.A.
         161 North Concord Exchange
         P.O. Box 738
         South St. Paul, MN 55075-0738

         Funds received in payment of the Subscription Price for the Underlying Shares subscribed for pursuant to the Oversubscription Privilege will be held in a segregated account pending issuance of such Underlying Shares. If a Holder exercising an Oversubscription Privilege is allocated less than all of the Underlying Shares that such Holder wished to subscribe for, the excess funds paid by such Holder in respect of the Subscription Price for shares not issued shall be returned by mail without interest or deduction as soon as practicable after the Expiration Date.

         A Holder who holds Cardia Common Stock for the account of others, such as a broker, a trustee or a depository for securities, should notify the respective beneficial owners of such shares as soon as possible to ascertain such beneficial owner's intentions and to obtain instructions with respect to the Rights. If the beneficial owner so instructs, the record Holder of such Rights should complete the Subscription certificate and submit it to the Subscription Agent with the proper payment. In addition, the beneficial owner of Cardia Common Stock or Rights held through such a Holder of record should contact the Holder and request the Holder to effect transactions in accordance with the beneficial owner's instructions.

         Unless a Subscription Certificate (1) provides that the Cardia Common Stock to be issued pursuant to the exercise of such Rights represented thereby are to be delivered to the Holder or (2) is submitted for the account of any Eligible Guarantor Institution(as defined below), signatures on such Subscription Certificate must be guaranteed by an Eligible Guarantor Institution.

         If either the number of Underlying Shares being subscribed for pursuant to the Basic Subscription Privilege is not specified on the Subscription Certificate, or the amount or consideration delivered is not enough to pay the Subscription Price for all Underlying Shares stated to be subscribed for, the number of Underlying Shares subscribed for will be assumed to be the maximum amount that could be subscribed for upon payment of such amount. If the number of Underlying Shares being subscribed for is not specified, or payment of the Subscription Price for the indicated number of Rights that are being exercised exceeds the required Subscription Price, the payment will be applied , until depleted, to subscribe for Underlying Shares in the following order: (i) to subscribe for the number of Underlying Shares indicated, if any, pursuant to the Basic Subscription Privilege, (ii) to subscribe for Underlying Shares until the Basic Subscription Privilege has been fully exercised with respect to all of the Rights represented by the Subscription Certificate; and (iii) to subscribe for additional Underlying Shares pursuant to the Oversubscription Privilege (subject to any applicable proration).

         The Instruction included in the Subscription Certificates should be read carefully and followed in detail. DO NOT SEND SUBSCRIPTION CERTIFICATES TO CARDIA.

         THE METHOD OF DELIVERY OF SUBSCRIPTION CERTIFICATES AND PAYMENT OF THE SUBSCRIPTION PRICE TO THE SUBSCRIPTION AGENT WILL BE AT THE ELECTION AND RISK OF THE RIGHTS HOLDER, BUT IF SENT BY MAIL IT IS RECOMMENDED THAT SUCH CERTIFICATES

AND PAYMENTS BE SENT BY REGISTERED MAIL, PROPERLY INSURE, WITH RETURN RECEIPT REQUESTED, AND THAT A SUFFICIENT NUMBER OF DAYS BE ALLOWED TO ENSURE DELIVERY TO THE SUBSCRIPTION AGENT AND CLEARANCE OF PAYMENT PRIOR TO 5:00 P.M., MINNEAPOLIS TIME, ON THE EXPIRATION DATE. BECAUSE UNCERTIFIED PERSONAL CHECKS MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR, THE RIGHTS HOLDER IS STRONGLY URGED TO PAY, OR ARRANGE FOR PAYMENT, BY MEANS OF CERTIFIED OR CASHIER'S CHECK, MONEY ORDER OR WIRE TRANSFER OF FUNDS.

         The closing of the Rights Offering will occur promptly after the Expiration Date. All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by Cardia, whose determinations will be final and binding. Cardia, in its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as Cardia determines in its sole discretion. Neither the Company nor the Subscription Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Certificates or incur any liability for failure to give such notification.

         Any questions or requests for assistance concerning the method of exercising Rights or requests for additional copies of this Prospectus or the Instructions should be directed to the Subscription Agent.

NO REVOCATION

         ONCE A HOLDER OF RIGHTS HAS EXERCISED THE BASIC SUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED.

SUBSCRIPTION AGENT

         Cardia has appointed Norwest Bank Minnesota, N.A. as Subscription Agent for the Rights Offering. Any questions or requests for additional copies of this Prospectus may be directed to the Subscription Agent at the telephone number and address below. The Subscription Agent's address, which is the address to which the Subscription Certificates and payment of the Subscription Price should be delivered, and the Subscription Agent's telephone number and facsimile number, are:

         Norwest Bank Minnesota, N.A.
         161 North Concord Exchange
         P.O. Box 738
         South St. Paul, MN 55075-0738
         Telephone: (651) 450-4053
         Facsimile: (651) 450-4078


                MATERIAL UNITED STATES FEDERAL TAX CONSIDERATIONS

         The following general discussion summarizes certain of the material U.S. Federal Income Tax aspects of the Distribution and the Rights Offering. This discussion is a summary for general information only and does not consider all aspects of U.S. Federal Income Tax that may be relevant to a Cardia shareholder or an ABI shareholder in light of such shareholder's personal circumstances.

         This discussion is limited to the U.S. Federal Income Tax consequences relevant to (1) an ABI shareholder receiving shares of Cardia Common Stock in the Distribution and (2) a Cardia shareholder receiving Rights and Cardia Common Stock acquired upon the exercise of Rights. This discussion does not address the tax consequences to a Holder that is not a U.S. Holder or is not an individual. This discussion is also limited to individuals who hold ABI Common Stock, Rights, and Cardia Common Stock acquired upon the exercise of Rights as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code").

         This discussion is based on the Code, existing and proposed regulations thereunder and current administrative rulings and "decisions." All of the foregoing is subject to change, possibly on a fast track basis, and any such change could affect the continuing validity of this discussion.

         EACH ABI SHAREHOLDER AND CARDIA SHAREHOLDER IS STRONGLY URGED TO CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE APPLICATION OF FEDERAL INCOME TAX LAWS, AS WELL AS THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION APPLICABLE TO HIS OR HER PARTICULAR SITUATION. THE CONTENTS OF THIS PROSPECTUS ARE NOT TO BE CONSTRUED AS LEGAL, BUSINESS OR TAX ADVICE. EACH ABI SHAREHOLDER AND CARDIA SHAREHOLDER SHOULD CONSULT HIS OR HER OWN ATTORNEY, BUSINESS ADVISOR AND/OR TAX ADVISOR AS TO LEGAL, BUSINESS OR TAX ADVICE.

FEDERAL INCOME TAXATION OF THE DISTRIBUTION

         An ABI shareholder will be treated as receiving a distribution from ABI in an amount equal to the fair market value of the Cardia Common Stock received. While the following should not be regarded as tax advice to ABI shareholders, and shareholders should obtain advice from their own tax advisors, ABI shareholders will not recognize dividend income as a result of the Distribution unless the fair market value of the Cardia Common Stock received in the Distribution exceeds the aggregate basis of ABI Common Stock held by a shareholder immediately before the Distribution. Any shareholder recognizing such a gain will recognize a gain equal to such excess and the gain will constitute a capital gain if such shareholder's ABI Common Stock with respect to which the Cardia Common Stock is received is held as a capital asset on the date of the Distribution. For those ABI shareholders who do not recognize any gain on the Distribution, the aggregate basis of the shares of ABI Common Stock and Cardia Common Stock held immediately after the Distribution will be the same as the basis of the ABI Common Stock held immediately before the Distribution. That aggregate basis will be first allocated to the Cardia Common Stock in an amount equal to its fair market value on the date of the Distribution. The remaining basis will be allocated to the ABI Common Stock. For those ABI shareholders that do recognize gain on the Distribution, the basis of the Cardia Common Stock held immediately after the Distribution will equal its fair market value on the date of the Distribution and the ABI Common Stock will have a basis of zero. ABI has received the opinion of Lindquist & Vennum P.L.L.P. that ABI will not recognize any income for federal or state income tax purposes by reason of the Distribution because ABI's tax losses in the year of the Distribution exceed the amount by which the fair market value of the Cardia Common Stock exceeds (if any) ABI's basis in that stock.

FEDERAL INCOME TAXATION OF THE RIGHTS OFFERING

         DISTRIBUTION OF THE RIGHTS. Holders of Cardia Common Stock immediately following the Distribution will not recognize taxable income for federal income tax purposes in connection with the receipt of the Rights. Cardia has received the opinion of Lindquist & Vennum P.L.L.P. that Cardia will not recognize any income for federal income tax purposes by reason of the Rights Offering.

         STOCKHOLDER BASIS AND HOLDING PERIOD OF THE RIGHTS. Except as provided in the following sentence, the basis of the Rights received by a Cardia shareholder as a distribution with respect to such shareholder's Cardia Common Stock will be zero. If, however, either (i) the fair market value of the Rights on the date that the Rights are distributed is 15% or more of the fair market value of the shares of Cardia Common Stock with respect to which they are received or (ii) the shareholder properly elects, in his or her Federal Income Tax return for the taxable year in which the Rights are received, to allocate basis, then part of his or her basis in shares of Cardia Common Stock will be allocated between the Cardia Common Stock and the Rights in proportion to the fair market value of each on the date of the Rights Offering.

         The holding period of a Cardia shareholder with respect to the Rights received as a distribution on such shareholder's Cardia Common Stock will include the shareholder's holding period for the Cardia Common Stock with respect to which the Rights were issued.

         LAPSE OF THE RIGHTS. Cardia shareholders who allow the Rights received by them to lapse will not recognize any gain or loss, and no adjustment will be made to the basis of Cardia Common Stock, if any, owned by such shareholders.

         EXERCISE OF THE RIGHTS; BASIS AND HOLDING PERIOD OF SHARES. Cardia shareholders will not recognize any gain or loss upon the exercise of the Rights. The basis of the Cardia Common Stock acquired through exercise of the Rights will be equal to the sum of the price paid therefor and the shareholder's basis in such Rights, if any.

         A Cardia shareholder's holding period for the Cardia Common Stock acquired through exercise of the Rights will begin on the date the Rights are exercised.

         SALE OF SHARES. Sale of shares of Cardia Common Stock acquired through exercise of the Rights will result in the recognition of gain or loss to a Cardia shareholder in an amount equal to the difference between the amount realized on the sale and the shareholder's adjusted basis in the Cardia Common Stock. Gain or loss on the sale of such shares will be classified as capital gain or loss taxable based on the shareholder's holding period for the Cardia Common Stock.

         BACKUP WITHHOLDING. A U.S. Holder of Rights or Cardia Common Stock may be subject to "backup withholding" at a rate of 31% with respect to certain "reportable payments," including dividends, payments and, under certain circumstances, proceeds from the disposition of Cardia Common Stock. These backup withholding rules apply for a U.S. Holder who, among other things, (i) fails to furnish a social security number or other taxpayer identification number ("TIN") certified under penalties of perjury within a reasonable time after the request therefor, (ii) furnishes an incorrect TIN, (iii) fails to properly report interest or dividends, or (iv) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that such U.S. Holder is not subject to backup withholding. A U.S. Holder who does not provide Cardia with his, her, or its correct TIN also may be subject to penalties. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is creditable against the U.S. Holder's Federal Income Tax liability, provided the required information is furnished to the Internal Revenue Service. Backup withholding will not apply, however, with respect to payments made to certain Holders, including corporations and tax-exempt organizations, provided their exemptions from backup withholding is properly established.

         Cardia will report to the U.S. Holders of Rights or Cardia Common Stock and to the Internal Revenue Service the amount of any "reportable payments" for each calendar year in the amount of tax withheld, if any, with respect to such payments.


                            DESCRIPTION OF SECURITIES

         The following summary of the terms of the capital stock of Cardia does not purport to be complete and is subject to and qualified in its entirety by reference to Cardia's Articles of Incorporation and By-Laws, copies of which are exhibits to the Registration Statement of which this Prospectus is a part. See "Available Information."

GENERAL

         The Articles of Incorporation of Cardia provide that Cardia may issue up to 15,000,000 shares of common stock, $0.01 par value per share (the "Cardia Common Stock"). After giving effect to the Distribution, there will be 500,000 shares of Cardia Common Stock issued and outstanding, and approximately 1200 beneficial holders of such shares.

COMMON STOCK

         All shares of Cardia Common Stock which will be outstanding after the Distribution and Rights Offering will be duly authorized, fully paid and non-assessable. Holders of Cardia Common Stock are entitled to receive dividends on such stock if, as and when authorized and declared by the Board of Directors of Cardia out of assets legally available therefor, and to share ratably in the assets of Cardia legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of Cardia.

         Each outstanding share of Cardia Common Stock entitles the Holder to one vote on all matters submitted to a vote of shareholders, including the election of directors and, except as discussed below under "Undesignated Stock," the Holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the Holders of the majority of the outstanding shares of Cardia Common Stock can elect all of the directors then standing for election and the Holders of the remaining shares will not be able to elect any directors.

         Holders of shares of Cardia Common Stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of Cardia. Shares of Cardia Common Stock will have equal dividend, liquidation and other rights.

UNDESIGNATED STOCK

         The board of Directors has the authority to issue up to 1,000,000 undesignated shares in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon any unissued undesignated shares and to fix the number of shares constituting any series and the designations of such series, without any further vote or action by the shareholders. The Board of Directors, without shareholder approval, has the power to issue undesignated shares with voting and conversion rights which could adversely affect the voting power of the holders of Common Stock. The issuance of undesignated shares may have the effect of delaying, deferring or preventing a change in control of the Company by way of a merger, sale or exchange of assets or a similar transaction. The Company has no present plans to issue any undesignated shares.

MINNESOTA ANTITAKEOVER LAW

         Cardia is governed by the provisions of Sections 302.A.671 and 302.A.673 of the Minnesota Business Corporation Act. In general, Section 302.A.671 provides that the shares of the corporation acquired in a "control share acquisition" have no voting rights unless such rights are approved in a prescribed manner. A "control share acquisition" is an acquisition, directly or indirectly, of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, entitle the acquiring person to have voting power of 20% or more in the election of directors. In general, Section 302.A.673 prohibits a publicly held Minnesota corporation from engaging in a "business combination" with an "interested shareholder" for a period of four years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. "Business combinations" include mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder. An "Interested shareholder" is a person who is the beneficial owner, directly or indirectly, of 10% or more of the corporation's voting stock or who is an affiliate or associate of the corporation and at any time within four years prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the corporation's voting stock.

         Cardia is also governed by the provisions of Section 302.A.675 of the Minnesota Business Corporation Act which, in general, provides that an offeror may not acquire shares of a publicly held Minnesota corporation within two years following the last purchase of shares pursuant to a takeover offer (including purchase, merger and other transactions), unless the selling shareholder is given, at the time of the acquisition, a reasonable opportunity to dispose of the shares through the offer upon substantially equivalent terms as those provided in the earlier takeover offer, unless the acquisition is approved in a prescribed manner.

TRANSFER AGENT

         Norwest Bank Minnesota, N.A. is the Transfer Agent and Registrar for Cardia Common Stock.


                         SHARES ELIGIBLE FOR FUTURE SALE

         The sale of a substantial number of shares of Cardia Common Stock, or the perception that such sales could occur, could adversely affect prevailing market prices for such shares. In addition, any such sale or perception could make it more difficult for Cardia to sell equity securities or equity related securities in the future at a time and price that Cardia deems appropriate. Upon consummation of the Distribution and Rights Offering, assuming all of the Rights are exercised, Cardia will have a total of 1,000,000 shares of Common Stock outstanding, of which 875,000 shares issued in the Distribution and offered in connection with the Rights Offering will be eligible for immediate sale in the public market without restriction, unless they are held by "affiliates" of Cardia within the meaning of Rule 144 of the Securities Act. In addition, there will be outstanding 125,000 shares of Cardia Common Stock which will be "restricted" securities within the meaning of Rule 144 under the Securities Act and 200,000 shares of Common Stock reserved for issuance upon exercise or vesting of stock-based compensation grants made or to be made under the Company's 1998 Omnibus Stock Incentive Plan.

         In general, under Rule 144 as currently in effect, if one year has elapsed since the later of the date of acquisition of restricted shares from Cardia or any "affiliate" of Cardia, as that term is defined under the Securities Act, the acquirer or subsequent Holder thereof is entitled to sell, within any three month period, a number of shares that does not exceed the greater of 1% of the then outstanding shares of Cardia Common Stock or the average weekly trading volume of the shares of Cardia Common Stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about Cardia. If two years have elapsed since the date of acquisition of restricted shares from Cardia or from any "affiliate" of the Cardia, and the acquirer or subsequent Holder thereof is deemed not to have been an "affiliate" of Cardia at any time during the three months preceding a sale, such person would be entitled to sell such shares in the public market pursuant to Rule 144 without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements of Rule 144.

         No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price for Cardia Common Stock prevailing from time to time. Sales of substantial amounts of Cardia Common Stock, or the perception that such sales could occur, may adversely affect the prevailing market price of Cardia Common Stock.


                              PLAN OF DISTRIBUTION

         The shares of Cardia Common Stock being issued in the Distribution are being distributed by ABI directly to the Holders of ABI Common Stock on the Distribution Record Date, on the basis of one share of Cardia Common Stock for each 11.563 shares of ABI Common Stock held on the Distribution Record Date. Cardia intends to distribute Rights and copies of this Prospectus to its shareholders of record on the Rights Record Date promptly following the effective date of the Registration Statement of which this Prospectus forms a part.

         Holders of Rights who desire to subscribe for the purchase of shares of Cardia Common Stock in the Rights Offering are urged to complete, date and sign the Subscription Certificate and return it to the Subscription Agent on or before the Expiration Date, together with payment in full for the subscribed for shares of Cardia Common Stock.

         Certain employees, officers or directors of ABI or Cardia may solicit responses from Holders of Subscription Certificates, but such individuals will not receive any commissions or compensation for such services other than their normal employment compensation.


                             INDEPENDENT ACCOUNTANTS

         The financial statements of Cardia as of December 31, 1997 and for the period then ended included in this Prospectus have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report appearing herein.


                                  LEGAL MATTERS

         The validity of the Rights and the shares of Cardia Common Stock offered hereby will be passed upon for Cardia by Lindquist & Vennum P.L.L.P., Minneapolis, Minnesota. Patrick Delaney, a partner in Lindquist & Vennum, is the Secretary and a director of ABI and the Secretary of Cardia.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                               ----
Report of Independent Accountants...............................................................................F-2

Balance Sheet as of December 31, 1997 and September 30, 1998 (unaudited)........................................F-3

Statements of Operations for the periods November 2, 1997 (inception) to December 31, 1997, the nine months ended September 30, 1998 (unaudited), and from November 2, 1997 (inception) to
 September 30, 1998 (unaudited).................................................................................F-4

Statements of Cash Flows for the periods November 2, 1997 (inception) to December 31, 1997, the nine months ended September 30, 1998 (unaudited), and from November 2, 1997 (inception) to
 September 30, 1998 (unaudited).................................................................................F-5

Notes to Financial Statements for the periods November 2, 1997 (inception) to December 31, 1997, the nine months ended September 30, 1998 (unaudited), and from November 2, 1997 (inception) to
 September 30, 1998 (unaudited).................................................................................F-6


                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
and Stockholders of
Cardia, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations and of cash flows present fairly, in all material respects, the financial position of Cardia, Inc. (the Company; formerly the Transcatheter Closures Business of Applied Biometrics, Inc.) as of December 31, 1997 and the results of its operations and its cash flows for the period from November 2, 1997 (inception) to December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluation of the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company requires additional financing which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
November 5, 1998

CARDIA, INC.
(FORMERLY THE TRANSCATHETER CLOSURES BUSINESS OF APPLIED BIOMETRICS, INC.) BALANCE SHEET
--------------------------------------------------------------------------------

                                                    DECEMBER 31,   SEPTEMBER 30,
                                                       1997            1998
                                                                    (UNAUDITED)
    ASSETS

Current assets:
    Inventories                                      $     --        $ 53,639
    Prepaid expenses and other current assets              --          13,009
                                                     --------        --------
        Total current assets                               --          66,648

Property and equipment, net                                            20,481
Intangible assets                                     100,000          87,500
                                                     --------        --------
        Total assets                                 $100,000        $174,629
                                                     ========        ========

    LIABILITIES AND NET INVESTMENT BY
      APPLIED BIOMETRICS, INC.

Current liabilities:
    Trade accounts payable                           $     --        $ 29,226
                                                     --------        --------
        Total current liabilities                          --          29,226

Commitments and contingencies

Net investment by Applied Biometrics, Inc.            100,000         145,403
                                                     --------        --------
        Total liabilities and net investment by
          Applied Biometrics, Inc.                   $100,000        $174,629
                                                     ========        ========

CARDIA, INC.
(FORMERLY THE TRANSCATHETER CLOSURES BUSINESS OF APPLIED BIOMETRICS, INC.) STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------

                                              FOR THE PERIOD FROM                                    FROM
                                                NOVEMBER 2, 1997                                NOVEMBER 2, 1997
                                                (INCEPTION) TO          NINE MONTHS ENDED       (INCEPTION) TO
                                               DECEMBER 31, 1997       SEPTEMBER 30, 1998      SEPTEMBER 30, 1998
                                                                          (UNAUDITED)             (UNAUDITED)
Net sales                                         $        --             $    77,640             $    77,640
Cost of sales                                              --                  15,732                  15,732
                                                  -----------             -----------             -----------
      Gross profit                                         --                  61,908                  61,908

Operating expenses:
   Selling, general and administrative                 16,409                 370,492                 386,901
   Research and development                                --                 305,783                 305,783
   Acquisition of in-process research
     and development                                  441,457                      --                 441,457
                                                  -----------             -----------             -----------
                                                      457,866                 676,275               1,134,141
                                                  -----------             -----------             -----------
      Net loss                                    $  (457,866)            $  (614,367)            $(1,072,233)
                                                  ===========             ===========             ===========

CARDIA, INC.
(FORMERLY THE TRANSCATHETER CLOSURES BUSINESS OF APPLIED BIOMETRICS, INC.) STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------

                                              FOR THE PERIOD FROM                                    FROM
                                                NOVEMBER 2, 1997                                NOVEMBER 2, 1997
                                                (INCEPTION) TO          NINE MONTHS ENDED       (INCEPTION) TO
                                               DECEMBER 31, 1997       SEPTEMBER 30, 1998      SEPTEMBER 30, 1998
                                                                          (UNAUDITED)             (UNAUDITED)
Cash flows from operating activities:
   Net loss                                       $  (457,866)            $  (614,367)            $(1,072,233)
   Adjustments to reconcile net loss to
     net cash from operating activities:
     Non-cash acquisition of in-process
       research and development                       441,457                      --                 441,457
     Depreciation and amortization                         --                  14,161                  14,161
     Cash flows provided by (used for)
       changes in:
         Inventories                                       --                 (53,639)                (53,639)
         Prepaid expenses and other
           current assets                                  --                 (13,009)                (13,009)
         Accounts payable                                  --                  29,226                  29,226
                                                  -----------             -----------             -----------
             Net cash flows used for
               operating activities                   (16,409)               (637,628)               (654,037)
                                                  -----------             -----------             -----------

Cash flows from investing activities:
   Cash expended for purchase of
     product line                                     (31,457)                     --                 (31,457)
   Purchase of property and equipment                      --                 (22,142)                (22,142)
                                                  -----------             -----------             -----------
             Net cash flows used for
               investing activities                   (31,457)                (22,142)                (53,599)
                                                  -----------             -----------             -----------

Cash flows from financing activities:
   Cash received from Applied
     Biometrics, Inc.                                  47,866                 659,770                 707,636
                                                  -----------             -----------             -----------
             Net cash flows provided by
               financing activities                    47,866                 659,770                 707,636
                                                  -----------             -----------             -----------

Cash and cash equivalents:
   Cash, beginning of period                               --                      --                      --
                                                  -----------             -----------             -----------
   Cash, ending of period                         $        --             $        --             $        --
                                                  ===========             ===========             ===========

CARDIA, INC.
(FORMERLY THE TRANSCATHETER CLOSURES BUSINESS OF APPLIED BIOMETRICS, INC.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.     ORGANIZATION AND OPERATIONS

       BACKGROUND
       Cardia, Inc. (Cardia or the Company) was formed in October of 1998 as a subsidiary of Applied Biometrics, Inc. (ABI). Prior to that time, the entity was operated as the Transcatheter Closures Business (the Business) of ABI. Cardia intends to develop, manufacture, and market Transcatheter Closure Devices (TCD's) which are based on intellectual property rights ABI acquired in November 1997.

       TCD's are a new generation of implantable device technologies which are delivered through a catheter to permanently repair certain cardiac defects in children and adults. The Company is in the development stage with principal activities related to product development.

       ACQUISITION OF TECHNOLOGY
       ABI acquired the rights to the TCD technology in an acquisition consummated in November 1997. The purchase price for the acquired technology was approximately $542,000 and was comprised of 85,000 shares of ABI stock and $32,000 of related acquisition costs. The acquired technologies consisted of a pediatric product which has been subsequently market released internationally on a limited basis and rights to another product with therapeutic applications to adults which required substantial additional development. The purchase price allocation included approximately $100,000 to capitalizable intangible assets related to the developed product and $442,000 to in-process research and development which was charged to expense in 1997 as the underlying research and development projects had not reached technological feasibility and had no alternative future use.

       The purchase agreement also requires the payment of royalties equal to 3% of the net sales price of Vessel/Septal Occluder devices sold, payable on a quarterly basis for a period of six years.

       BASIS OF PRESENTATION
       The accompanying financial statements include the specifically identifiable net assets of the transcatheter closure operations of ABI and the results of operations of that business from the point of ABI's acquisition of the underlying technology in November 1997.

       Costs related to functions performed by ABI have been charged to the Business. Such costs allocated by the parent include certain general and administrative costs such as personnel costs, legal costs and costs of the finance function. These allocations of costs were provided at rates which management considers to reflect the incremental costs of providing these services and allocations of costs based on utilization of shared services by the Business. The terms of these transactions and allocations of costs were determined between related parties and may therefore differ from terms which would have occurred between wholly unrelated parties or had the Business operated as a completely autonomous entity since inception.

       ABI uses a centralized approach to cash management and the financing of its operations. As a result, cash and equivalents, and the related investment income and expense were not allocated to the Business in the financial statements. The Business' financing requirements are represented by cash transactions with Applied Biometrics, Inc. and are reflected in the "Net investment by

CARDIA, INC.
(FORMERLY THE TRANSCATHETER CLOSURES BUSINESS OF APPLIED BIOMETRICS, INC.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

       Applied Biometrics, Inc." account. Activity in the net investment account relates to net cash flows of the Business as well as changes in the assets and liabilities allocated to the Business.

       The financial information included herein may not necessarily be indicative of the financial position, results of operations or cash flows of the Business in the future or what the financial position, results of operations or cash flows would have been if the Business had been a separate, independent company during the periods presented.

       ABILITY TO OPERATE AS A GOING CONCERN
       The Company is in its initial stages of operations and will require additional capital to fund its ongoing operations. The Company is currently in a Rights Offering which when combined with the proceeds from an equity subscription by the Company's Chief Executive Officer may yield maximum proceeds of approximately $625,000.

       Management expects that available funds will be sufficient for an estimated period of six months, at which time the Company intends to raise additional capital through the issuance of equity, debt, or a combination of the two. There can be no assurance, however, that additional capital will be available on terms acceptable to the Company.


2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       INTERIM FINANCIAL DATA (UNAUDITED)
       The financial information presented as of September 30, 1998 and for the nine month period then ended, including that set forth in the notes to financial statements, is unaudited. In the opinion of management, this financial information reflects the adjustments necessary for a fair presentation of the financial information for such period. These adjustments consist of normal, recurring items. The results of operations for the nine month period ended September 30, 1998 should not necessarily be taken as indicative of the results of operations that may be expected for the entire year 1998.

       FAIR VALUE DISCLOSURE OF FINANCIAL INSTRUMENTS
       The Business' financial instruments consist of short-term trade receivables and payables for which the current carrying amounts approximate fair market value.

       USE OF ESTIMATES
       The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

       INVENTORY
       Inventory is stated at the lower of cost (first-in-first-out basis) or market.

CARDIA, INC.
(FORMERLY THE TRANSCATHETER CLOSURES BUSINESS OF APPLIED BIOMETRICS, INC.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

       PROPERTY AND EQUIPMENT
       Property and equipment is stated at cost with depreciation computed using the straight-line method over the estimated useful lives of the assets. Expenditures for additions and improvements are capitalized while repair and maintenance costs are expensed as incurred.

       INTANGIBLE ASSETS
       The cost of acquired intangible assets is capitalized and amortized on a straight-line basis over an estimated useful life of six years. The recoverability of unamortized intangible assets is assessed on an ongoing basis by comparing discounted future cash flows from the related product to net book value.

       REVENUE RECOGNITION
       Revenue is recognized upon shipment of goods to customers.

       CONCENTRATION OF CREDIT RISK
       The Company does not believe it is subject to a concentration of credit risk.

       RESEARCH AND DEVELOPMENT
       The costs of research and development are expensed as incurred.


3.     PROPERTY AND EQUIPMENT

       The cost of property and equipment and the estimated useful lives are as follows:

                                       ESTIMATED   DECEMBER 31,   SEPTEMBER 30,
                                     USEFUL LIFE           1997            1998
                                                                    (UNAUDITED)

       Furniture and fixtures          5 years     $         --   $       8,375
       Machinery and equipment         5 years               --          13,767
                                                   ------------   -------------
                                                             --          22,142
       Less accumulated depreciation                         --          (1,661)
                                                   ------------   -------------
                                                   $         --   $      20,481
                                                   ============   =============


4.     INTANGIBLE ASSETS

       Intangible assets are comprised as follows:

                                       ESTIMATED   DECEMBER 31,   SEPTEMBER 30,
                                     USEFUL LIFE           1997            1998
                                                                    (UNAUDITED)

       Intangible assets               6 years     $    100,000   $     100,000
       Less accumulated amortization                         --         (12,500)
                                                   ------------   -------------
                                                   $    100,000   $      87,500
                                                   ============   =============

CARDIA, INC.
(FORMERLY THE TRANSCATHETER CLOSURES BUSINESS OF APPLIED BIOMETRICS, INC.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

5.     INCOME TAXES

       The Business has not been allocated any tax benefit on the results of its operations since inception. As the Business was part of the consolidated tax return of ABI until its formation in October 1998, no losses prior to that date are available for carryforward to future periods.

       At the date of the formation of Cardia, the Company will have available net temporary differences to offset taxable income in future periods. For tax purposes, all acquired technology of the Business is capitalized and amortized over a life of 15 years. Such future tax benefits approximate $140,000. A valuation allowance has been established for the entire potential future tax benefit as its realization is not presently assured.


6.     NET INVESTMENT BY APPLIED BIOMETRICS, INC.

       Changes in the net investment by Applied Biometrics, Inc. during the period from November 2, 1997 to December 31, 1997 and for the nine months ended September 30, 1998 (unaudited) are as follows:

       Balance at inception                                          $       --
       Purchase of Transcatheter Closure Product Line,
            November 2, 1997                                            557,866
       Net loss for the period from November 2, 1997 to
            December 31, 1997                                         (457,866)
                                                                     ----------
       Balance December 31, 1997                                        100,000
       Net amounts received from Applied Biometrics, Inc.               659,770
       Net loss for the nine month period ended September 30, 1998     (614,367)
                                                                     ----------
       Balance September 30, 1998                                    $  145,403
                                                                     ==========


7.     CAPITALIZATION

       The Board of Directors of ABI has approved a plan to distribute ABI's interest in the Company as a dividend to the shareholders of ABI (the Distribution). Under the plan, ABI shareholders will receive one share of Cardia for every 11.563 shares of ABI common stock. Concurrent with the Distribution, the Company will also sell 125,000 shares of Cardia common stock at a price of $1 per share to an officer of the Company. The following is a pro forma presentation of shareholders' equity of the Company at September 30, 1998 reflecting the intended distribution of ABI's interest in the Company to shareholders of ABI and the sale of shares to an officer of the Company:

                                                                     (UNAUDITED)

       Common stock, $0.01 par value; 10,000,000 shares
            authorized; 500,000 shares issued and outstanding        $    5,000
       Undesignated preferred stock; $0.01 par value; 1,000,000
            shares authorized; no shares issued and outstanding              --
       Additional paid-in capital                                       265,403
                                                                     ----------
                 Total shareholders' equity                          $  270,403
                                                                     ==========

CARDIA, INC.
(FORMERLY THE TRANSCATHETER CLOSURES BUSINESS OF APPLIED BIOMETRICS, INC.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

       Subsequent to the Distribution, the Company will commence a rights offering of its common stock to sell an aggregate of 500,000 shares of stock on the basis of one right for each share of Cardia stock held by a shareholder immediately after the Distribution.

         No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer made hereby. If given or made, such information or representation must not be relied upon as having been authorized by the Applied Biometrics, Inc. or Cardia, Inc. This Prospectus does not constitute an offer to sell or solicitation of an offer to purchase by any person in any jurisdiction in which such offer would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                            ------------------------

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Prospectus Summary....................................................      1
Risk Factors..........................................................      6
Use of Proceeds.......................................................     12
Dividend Policy.......................................................     12
Capitalization........................................................     13
Dilution..............................................................     14
Management's Plan of Operation........................................     15
Business..............................................................     16
Property..............................................................     20
Legal Proceedings.....................................................     20
Management............................................................     21
Principal Shareholders................................................     24
Certain Transactions..................................................     26
The Distribution......................................................     27
The Rights Offering...................................................     28
Material United States Federal Tax Considerations.....................     31
Description of Securities.............................................     33
Shares Eligible for Future Sale.......................................     35
Plan of Distribution..................................................     35
Independent Accountants...............................................     36
Legal Matters.........................................................     36
Index to Financial Statements.........................................    F-1

                            ------------------------

         Until ____________, 199_ (25 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.







                                1,000,000 SHARES


                                  CARDIA, INC.




                                  COMMON STOCK




                          ----------------------------

                                   PROSPECTUS

                          ----------------------------








                            __________________, 1998

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 302A.521 of the Minnesota Business Corporation Act provides that, unless prohibited or limited by a corporation's articles of incorporation or bylaws, a corporation must indemnify its current and former officers, directors, employees and agents against reasonable expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement and which were incurred in connection with actions, suits, or proceedings in which such person are parties by reason of the fact that they are or were an officer, director, employee or agent of the corporation, if they (i) have not been indemnified by another organization, (ii) acted in good faith, (iii) received no improper personal benefit, (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful, and (v) reasonably believed that the conduct was in the best interests of the corporation. Section 302A.521 also permits a corporation to purchase and maintain insurance on behalf of its officers, directors, employees and agents against any liability which may be asserted against, or incurred by, such persons in their capacities as officers, directors, employees and agents against any liability which may be asserted against, or incurred by, such persons in their capacities as officers, directors, employees or agents of the corporation, whether or not the corporation would have been required to indemnify the person against the liability under the provisions of such section.

         Article VIII of the Bylaws of the Company provides that the directors, officers and employees of the Company and other persons serving at the request of the Company shall be indemnified to the fullest extent permitted by Section 302A.521 of the Minnesota Business Corporation Act.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated expenses to be borne by Applied Biometrics, Inc. in connection with the issuance and distribution of the shares of Common Stock offered hereby:

         SEC registration fee.................................      $    214.17
         Legal fees and expenses..............................        60,000.00
         Accounting fees and expenses.........................        15,000.00
         Blue Sky fees and expenses...........................         2,000.00
         Printing expenses....................................        10,000.00
         Transfer agent fees and expenses.....................         7,500.00
         Miscellaneous........................................         1,285.83
                                                                    -----------
                  TOTAL.......................................      $ 96,000.00
                                                                    ===========

Each amount set forth above, except the SEC registration fee, is estimated.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         During the past three years, the Company has sold the following securities pursuant to exemptions from registration under the Securities Act of 1933, as amended (the "Securities Act"):

         Immediately proceeding the Distribution, the Company sold 125,000 shares of its Common Stock to Joseph A. Marino, the Company's Chairman and Chief Executive Officer.

         The above transaction was made in reliance upon the exemption from registration provided under Section 4(2). The purchaser of such shares acquired them for his own account and not with a view to any distribution thereof to the public. The certificates evidencing the shares bear a legend stating that the shares may not be offered, sold or transferred other than pursuant to an effective Registration Statement under the Securities Act, or an exemption from such registration requirements.

ITEM 27.  EXHIBITS

EXHIBIT
   NO.   DESCRIPTION
-------  -----------
2.1 Distribution Agreement dated as of November 1, 1998 between Applied Biometrics, Inc. and Cardia, Inc.

3.1      Articles of Incorporation of Cardia, Inc.

3.2      By-Laws of Cardia, Inc.

4.1 Articles and By-Laws of Cardia, Inc., incorporated by reference to Exhibit Nos. 3.1 and 3.2 above.

4.2 Specimen stock certificate for the Common Stock of Cardia, Inc., $0.01 par value per share.

4.3      Form of  Rights Subscription Certificate

5.1 Opinion of Lindquist & Vennum P.L.L.P. regarding the validity of the Rights and the shares of Common Stock of Cardia, Inc. to be issued upon exercise of the Rights (including consent) (to be filed by amendment).

8.1 Opinion of Lindquist & Vennum P.L.L.P. regarding certain tax matters (including consent) (to be filed by amendment).

10.1 Cardia, Inc. 1998 Incentive Stock Option Plan (to be filed by amendment).

10.2 Standby Subscription Guaranty of Joseph A. Marino dated as of ________, 1999 (to be filed by amendment).

23.1     Consent of PricewaterhouseCoopers LLP, independent accountants.

23.2 Consent of Lindquist & Vennum P.L.L.P., incorporated by reference to Exhibit No. 5.1 above.

23.3 Consent of Lindquist & Vennum P.L.L.P., incorporated by reference to Exhibit No. 8.1 above.

27.1     Financial Data Schedule.

ITEM 28.  UNDERTAKINGS

         (a) The undersigned small business issuer hereby undertakes to provide certificates in such denominations and registered in such names as required to permit prompt delivery to each purchaser.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the provisions summarized in Item 24 above, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Minneapolis, State of Minnesota, on December 1, 1998.

                                        CARDIA, INC.


                                        By:____________________________________

                                        Its:___________________________________

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed on December 1, 1998 by the following persons in the capacities stated.

Signature                        Title

______________________________   Chief Executive Officer, Treasurer and Director
                                 (principal executive officer and principal accounting officer)


______________________________   Director